UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

PROXY STATEMENT

Chesney House

96 Pitts Bay Road

Pembroke HM 08, Bermuda

ANNUAL GENERAL MEETING — May 10, 2005

To the Shareholders of PartnerRe Ltd.:

You are cordially invited to attend the Annual General Meeting of your Company to be held at 4:00 p.m. local time on Tuesday, May 10, 2005 at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda.

A report on the current affairs of the Company will be presented at the meeting and shareholders will have an opportunity for questions and comments.

It is earnestly requested that you complete, sign, date and mail the enclosed proxy card in the enclosed business reply envelope or vote electronically via the internet or telephone, whether or not you plan to attend the Annual General Meeting. See “Voting Via the Internet or By Telephone” in the Proxy Statement for more details.

Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

We are grateful for your assistance and express our appreciation in advance.

Sincerely yours,

John A. Rollwagen

Chairman of the Board of Directors

April 5, 2005

IMPORTANT:	PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE. THE MEETING DATE IS MAY 10, 2005.

Chesney House

96 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 10, 2005

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of PartnerRe Ltd. (the “Company”) will be held at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, on Tuesday, May 10, 2005, at 4:00 p.m. local time, for the following purposes:

1.    To elect four (4) directors to hold office until the annual general meeting of shareholders in the year 2008 or until their respective successors have been duly elected;

2.    To approve the PartnerRe Ltd. 2005 Employee Equity Plan (the “2005 Plan”) and the reservation of 1,000,000 additional Common Shares for issuance under the 2005 Plan;

3.    To approve an increase in the authorised share capital of the Company from US$150,000,000 to US$200,000,000 by the creation of 50,000,000 undesignated shares, par value US$1.00 per share;

4.    To re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2006 annual general meeting and to refer the determination of auditors’ remuneration to the Board of Directors; and

5.    To consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 5, 2005

PROXY STATEMENT

Page
GENERAL INFORMATION	1
SOLICITATION AND REVOCATION OF PROXIES	2
VOTING VIA THE INTERNET OR BY TELEPHONE	2
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2006 ANNUAL GENERAL MEETING	3
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY	4
Executive Committee
Executive Officer and Director Biographies	4
Former Directors and Executive Officers	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	7
Directors and Officers	7
Other Beneficial Owners	8
Section 16(a) Beneficial Ownership Reporting Compliance	9
CORPORATE GOVERNANCE	9
Board Classification	9
Meetings and Committees of the Board of Directors	9
Insurance	10
Communication with Directors	10
Significant Board Practices	10
Board Independence and Expertise	10
Director Qualifications	11
Code Of Business Conduct And Ethics	11
Corporate Governance Principles And Application Guidelines	12
COMMITTEES OF THE BOARD OF DIRECTORS	12
AUDIT COMMITTEE	12
Report Of The Audit Committee	13
COMPENSATION COMMITTEE	14
FINANCE COMMITTEE	14
HUMAN RESOURCES COMMITTEE	14
NOMINATING & GOVERNANCE COMMITTEE	14
CORPORATE DOCUMENTATION	15
DIRECTOR COMPENSATION	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
EXECUTIVE COMPENSATION	17
Compensation Committee Report On Executive Compensation	17
Executive Compensation Tables	21
EXECUTIVE EMPLOYMENT ARRANGEMENTS	24
EQUITY COMPENSATION PLAN INFORMATION	26
PERFORMANCE GRAPH	28
PRINCIPAL ACCOUNTANT FEES AND SERVICES	29
PROPOSAL 1—Elect Four (4) Directors to Hold Office Until the Annual General Meeting of Shareholders in the Year 2008 or Until Their Respective Successors Have Been Duly Elected	30
PROPOSAL 2—Approve The PartnerRe Ltd. 2005 Employee Equity Plan and the Reservation of 1,000,000 Additional Common Shares For Issuance Under The 2005 Employee Equity Plan	32
PROPOSAL 3—Approve an Increase in the Authorised Share Capital Of The Company From US$150,000,000 to US$200,000,000 by the Creation of 50,000,000 Undesignated Shares Par Value US$1.00 Per Share	35
PROPOSAL 4—Re-appoint Deloitte & Touche, the Independent Registered Public Accounting Firm, as the Company’s Independent Auditors for the Ensuing Period Ending with the 2006 Annual General Meeting and to Refer the Determination of Auditors’ Remuneration to the Board of Directors	36
APPENDIX I—2005 Employee Equity Plan	AI 1
APPENDIX II—Audit Committee Pre-Approval Policies and Procedures	AII 1

PROXY STATEMENT

PARTNERRE LTD.

Annual General Meeting of Shareholders

May 10, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PartnerRe Ltd. (the “Company”) of proxies from holders of the Company’s common shares, par value US$1.00 per share (the “Common Shares”). The proxies will be voted at the Annual General Meeting of Shareholders to be held on May 10, 2005 at 4:00 pm local time, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, and at any adjournment or adjournments thereof (the “Annual Meeting”).

The mailing address of the Company is Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). The Notice of Annual General Meeting of Shareholders, the Proxy Statement and the accompanying Proxy were first transmitted to shareholders of the Company on or about April 5, 2005.

The Board has fixed the close of business on March 21, 2005 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 55,068,656 Common Shares were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the outstanding Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company’s Bye-Laws. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares (without regard to the limitation on voting referred to above) is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

At the Annual Meeting, shareholders of the Company will be asked to (i) elect four directors to serve on the Board until the annual general meeting of shareholders in the year 2008; (ii) approve the PartnerRe Ltd. 2005 Employee Equity Plan (the “2005 Plan”) and the reservation of 1,000,000 additional Common Shares for issuance under the 2005 Plan; (iii) approve an increase in the authorised share capital of the Company from US$150,000,000 to US$200,000,000 by the creation of 50,000,000 undesignated shares, par value US$1.00 per share; and (iv) re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2006 annual general meeting and to refer the determination of the auditors’ remuneration to the Board of Directors.

Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

All matters referenced in this Proxy Statement upon which shareholders are called to vote will be decided by a simple majority of votes cast. A hand vote will be taken unless a poll is requested pursuant to the Company’s Bye-Laws.

If your shares are held by a broker who does not indicate how to vote on a particular matter that comes up for a vote at the meeting or if you abstain from voting on a particular matter that comes up for a vote at the meeting, your shares will be treated as not entitled to vote on that matter for purposes of determining whether the matter has received the required level of shareholder approval.

A copy of the Company’s Annual Report for the year ended December 31, 2004 is being mailed to shareholders together with this Proxy Statement. These documents may also be viewed on the Company’s website at www.partnerre.com.

SOLICITATION AND REVOCATION OF PROXIES

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person’s name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, delivering the completed Proxy to the Secretary of the Company at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

Common Shares represented at the Annual Meeting by a properly executed and returned Proxy will be voted at the Annual Meeting in accordance with instructions noted thereon, or if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the Form of Proxy to represent him, such person will vote the Common Shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted Proxy is revocable by a shareholder at any time prior to its being voted provided that such shareholder gives oral or written notice to the Secretary of the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated Proxy. Attendance at the Annual Meeting by a shareholder who has given a Proxy shall not in and of itself constitute a revocation of such Proxy.

Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting.

Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings.

At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

VOTING VIA THE INTERNET OR BY TELEPHONE

Shareholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the shareholder. There are separate internet and telephone voting arrangements depending upon whether Common Shares are registered in your name or in the name of a bank or broker.

Common Shares Registered Directly in the Name of the Shareholder

Shareholders with Common Shares registered with EquiServe, the Company’s transfer agent, may vote electronically by calling 1-877-779-8683 and following the login steps as indicated in the recorded instructions. To vote on the internet, shareholders should go to the site http://www.eproxyvote.com/pre and follow the instructions provided.

Common Shares Registered in the Name of a Brokerage Firm or Bank

If your Common Shares are held through a bank or broker you may also be eligible to vote your Common Shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the internet address that is listed.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2006 ANNUAL GENERAL MEETING

If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2006 annual general meeting, you must send your proposal to the Secretary, PartnerRe Ltd., Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda. The Company may omit your proposal from next year’s Proxy Statement if it is not received by the Secretary at the address noted above 120 days prior to the first anniversary of the Company’s 2005 Proxy Statement or if it does not comply with applicable SEC requirements. If a shareholder proposal is introduced at the 2006 annual general meeting without any discussion of the proposal in the Company’s proxy statement and the shareholder does not notify the Company 45 days prior to the first anniversary of the Company’s 2005 Proxy Statement as required by Exchange Act Rule 14a-4 (c)(1) of the intent to raise such proposal at the annual general meeting, then such proxies received by the Company for the 2006 annual general meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth the names, ages and titles of the persons who were directors and executive officers of the Company as of March 21, 2005.

Name	Age	Position
Patrick A. Thiele (a)(5)	54	President, Chief Executive Officer & Director
Albert A. Benchimol (a)	47	Executive Vice President & Chief Financial Officer
Bruno Meyenhofer (a)	56	Chief Executive Officer, PartnerRe Global
Scott D. Moore (a)	52	Chief Executive Officer, PartnerRe U.S.
Mr. John A. Rollwagen (3)(4)	64	Chairman of the Board of Directors
Vito H. Baumgartner (1)(2)(5)	64	Director
Robert M. Baylis (1)(3)	66	Director
Judith Hanratty (3)(4)	61	Director
Jan H. Holsboer (1)(3)	58	Director
Jean-Paul Montupet (2)(4)(5)	57	Director
Rémy Sautter (1)(2)(5)	59	Director
Kevin M. Twomey (1)(2)(5)	58	Director
Jürgen Zech (3)(4)	65	Director

(a)	Member of the Company’s Executive Committee (the “EC”).
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Finance Committee.
(4)	Member of the Nominating & Governance Committee.
(5)	Member of the Human Resources Committee.

Executive Committee

The Executive Committee is made up of the executive management of the Company and is currently composed of the Chief Executive Officer and Chief Financial Officer of the Company and the Chief Executive Officers of its two primary business units. The Executive Committee oversees all aspects of management of the Company, formulates strategy and presents to the Board for consideration and decision all significant policy matters. The Executive Committee met eight times during the year ended December 31, 2004. The current members of the Executive Committee are Patrick A. Thiele, Albert A. Benchimol, Bruno Meyenhofer and Scott D. Moore. Mr. Mark Pabst, who was a member of the Executive Committee during 2004, retired form the Company effective February 28, 2005.

Executive Officer and Director Biographies

The following information gives details of the business experience for each of the Directors and Executive Officers. Ms. Hanratty and Messrs. Thiele, Sautter and Zech have been put forward for election by the shareholders as directors and consequently details of their business experience can be found on pages 30-31.

Albert A. Benchimol joined the Company on April 1, 2000 as Executive Vice President and Chief Financial Officer. Mr. Benchimol was employed by Reliance Group Holdings, Inc. from 1989 to 2000. He served as Senior Vice President and Treasurer from 1998 to 2000 and as Vice President and Treasurer from 1994 to 1998. From 1989 to 1994, Mr. Benchimol served as Vice President and Assistant Treasurer. Prior to that, Mr. Benchimol was employed by Bank of Montreal from 1982 to 1989. In June 2001, Reliance Group Holdings filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

Bruno Meyenhofer joined the Company on January 1, 1999 as Executive Vice President upon the acquisition of the reinsurance operations of Winterthur Insurance Company and became the Chief Operating

Officer, Global Reinsurance Operations on April 1, 1999. Effective February 2002 Mr. Meyenhofer was appointed as Chief Executive Officer, PartnerRe Global. Mr. Meyenhofer was a member of the Group Executive Board of Winterthur Insurance Company from 1997 to 1998 and was responsible for reinsurance operations and Group Risk management and prior to that was Senior Vice President, Reinsurance for Winterthur Insurance Company from 1993.

Scott D. Moore joined the Company on December 11, 1993 and in 1998 became the President and Chief Executive Officer of PartnerRe U.S., prior to which he was Executive Vice President and Chief Financial Officer of the Company. Mr. Moore was employed by Crum & Forster Insurance from March 1 to December 10, 1993 as Senior Vice President and Chief Financial Officer, and from June 1991 to February 1993 he served as Senior Vice President and Chief Financial Officer of Skandia America Corporation. From 1978 to 1991, Mr. Moore was employed by Coopers & Lybrand, where he was an insurance industry specialist partner.

Mr. John A. Rollwagen has served as a director since May 2001 and has been Chairman of the Board since May 2002. He is Chairman of the Company’s Nominating & Governance Committee and a member of the Company’s Finance Committee. He has served as a principal of Quatris Fund, an affiliate fund of St. Paul Venture Capital, since October 2000 and from 1993 he has been an investor and business advisor specializing in information technology. From 1975 until 1993 Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc. In January 2005 Mr. Rollwagen became Chief Executive Officer of Cardtronics Inc. and is a director of Computer Network Technology Inc., Lexar Media, Algos Corp., and Cassatt Corp. (formerly known as Unlimited Scale Inc.).

Vito H. Baumgartner was appointed to the Board in November 2003 and is a member of the Company’s Audit Committee, Human Resources Committee and Compensation Committee. Until he retired in January 2004, Mr. Baumgartner was a Group President and Executive Office member of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. Mr. Baumgartner, who is also a graduate of the Swiss School of Commerce and MIT’s Program for Senior Executives, had administrative responsibility for Caterpillar’s Building Construction Products Division, Europe-Africa-Middle East (EAME) Marketing Division, EAME Product Development and Operations Division, and the European Shared Services Division. Mr. Baumgartner is a Director of SKF, Inc. (Sweden), Scania (Sweden) and Northern Trust Global Services Ltd. (UK).

Robert M. Baylis has served as a director since May 2000 and is the Chairman of the Company’s Audit Committee and a member of the Company’s Finance Committee. He is Chairman of the Board of Gildan Activewear Inc. He was Vice Chairman of CS First Boston, a position he held until 1996, and prior to his retirement was Chairman and Chief Executive Officer of CS First Boston Pacific Inc. Mr. Baylis is a director of New York Life Insurance Company, Host Marriott Corporation, Covance Inc., and Gildan Activewear Inc. He is an overseer of the University of Pennsylvania Museum and a Trustee of the Rubin Museum of Art. Mr. Baylis is a member of the Advisory Council of the Economics Department of Princeton University and is a Chartered Financial Analyst.

Jan H. Holsboer has served as a director since May 2000 and is Chairman of the Company’s Finance Committee and a member of the Company’s Audit Committee. Mr. Holsboer was a member of the Executive Board of ING/Nationale-Nederlanden and was primarily responsible for its International Operations from 1990 to 1999. From 1997 to 1999 Mr. Holsboer was Chairman of the Executive Committee Financial Services International of ING Group with oversight of all retail insurance, bank and asset management products outside the Benelux, including all of ING’s reinsurance activities. During this period Mr. Holsboer was also a member of the Executive Board of ING Bank. Mr. Holsboer was a Board member of the International Insurance Society from 1994 to 1999 and has been a member of the Geneva Association since 1986. Mr. Holsboer served as President of the Association from 1993 to 1999, as Honorary President from 2000 and is currently Co-Chairman of the Geneva Association Task Force on International Accounting Standards. Mr. Holsboer is an Executive Board Member of Univar N.V. and a supervisory director of Atradius N.V., TD Waterhouse Bank N.V. and Yura

International Vittoria Capital Holding BV. Mr. Holsboer also serves as Vice Chairman of the Amsterdam Institute of Finance and President of Pro Senectute.

Mr. Jean-Paul Montupet has served as a director of the Company since February 2002 and is a member of the Company’s Nominating & Governance Committee and is Chairman of the Human Resources Committee and the Compensation Committee. Mr. Montupet has been an Executive Vice President of Emerson since 1990 and is currently responsible for Emerson’s Industrial Automation Business as well as being an Advisory Director of Emerson Electric Co. and President of Emerson Europe. He joined Emerson in 1989 and has held various positions of responsibility, including Chairman of Emerson Asia-Pacific. From 1982 to 1989 Mr. Montupet was a Member of the Board and Director of North American Operations of Leroy Somer. Mr. Montupet is also Member of the Board of Governors of NEMA (National Electrical Manufacturers Association).

Kevin M. Twomey has served as a director since May 2003 and is a member of the Company’s Audit, Human Resources and Compensation Committees. Mr. Twomey has been the President of The St. Joe Company since January 1999 and the Chief Financial Officer up until March 14, 2005. In February of 2000 he also became St. Joe’s Chief Operating Officer. In December 2004 Mr. Twomey became a Director of Intergraph Corporation. Prior to joining The St. Joe Company, Mr. Twomey was Vice Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahmanson in 1993, Mr. Twomey was Chief Financial Officer at First Gibraltar Bank, a company owned by MacAndrews and Forbes Holdings of New York. Mr. Twomey also held management positions with Mcorp and Bank of America. Mr. Twomey is a board member of Integraph Corporation.

Former Directors and Executive Officers

Mr. Lucio Stanca served as director of the Company from May 12, 1998 until January 28, 2005 and was the Chairman of the Company’s Human Resources Committee and Compensation Committee. In May 2004, Mr. Stanca stepped down as Chairman of the Human Resources and Compensation Committees, but continued to be a member of both Committees until his resignation. Mr. Stanca was also a member of the Company’s Nominating & Governance Committee. In July 2001 Mr. Stanca was appointed as Minister of Innovation and Technology in the Italian Government. Mr. Stanca was Executive Chairman of IBM EMEA (Europe, Middle East and Africa) from 1994 until his retirement in 2001. From 1991 until 1994 Mr. Stanca was Chairman and Chief Executive Officer of IBM SEMEA (South Europe, Middle East and Africa). Mr. Stanca worked with IBM in both Europe and the USA from 1968. Mr. Stanca was also a director of FILA and the Bocconi University in Milan. With regret the Company accepted the resignation of Mr. Stanca from the Board of Directors effective January 28, 2005. Mr. Stanca’s resignation was the result of Italian legislation that imposes restrictions on senior members of the national Government from being Board Members of any commercial enterprise. Mr. Stanca’s resignation creates a vacancy on the board which, for the time being, will not be filled. No search is currently being undertaken to recruit a new director.

Mark Pabst joined the Company on July 16, 2001 as Executive Vice President, Corporate Affairs. From 1992 until 2001 Mr. Pabst was President of St. Paul International and from 1988 to 1992 he was employed by The St. Paul Companies Inc. as Senior Vice President, Human Resources. Prior to joining The St. Paul Companies, Mr. Pabst was employed as the Managing Director of Human Resources at MCorp from 1982 until 1988. With regret the Company accepted Mr. Pabst’s decision to retire effective February 28, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND DIRECTORS

Directors and Officers

The following table sets forth information, as of March 21, 2005, with respect to the beneficial ownership of all directors and certain current and former executive officers of the Company. The Common Shares owned by all directors and current executive officers as a group constitute approximately 1.5% of the outstanding Common Shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Patrick A. Thiele	301,984	(1)	*
Albert A. Benchimol	73,382	(2)	*
Bruno Meyenhofer	124,015	(3)	*
Scott D. Moore	153,316	(4)	*
Mark Pabst	89,914	(5)	*
John A. Rollwagen	35,093	(6)	*
Vito H. Baumgartner	9,154	(7)	*
Robert M. Baylis	40,016	(8)	*
Judith Hanratty	318	(9)	*
Jan H. Holsboer	37,847	(10)	*
Jean-Paul Montupet	21,371	(11)	*
Rémy Sautter	20,650	(12)	*
Kevin M. Twomey	14,095	(13)	*
Jürgen Zech	21,153	(14)	*
All directors and executive officers (13) (does not include Mark Pabst)	852,394		1.5%

*	Denotes beneficial ownership of less than 1%

(1)	Mr. Thiele holds options to purchase 451,670 Common Shares, 267,027 of which are currently exercisable. In December 2002 Mr. Thiele was granted 10,000 shares of restricted stock which vested 100% in December 2004. In 2003, Mr. Thiele was granted 5,000 shares of restricted stock of which 1,667 vested in February 2005. Of the remainder, 1,667 and 1,666 will vest in February 2006 and 2007 respectively. In February 2005 Mr. Thiele deferred 50% of his annual incentive and received an equivalent value in fully vested restricted share units representing 14,470 Common Shares. These are subject to a restriction upon delivery. In addition, Mr. Thiele has acquired 1,920 Common Shares under the Company’s Employee Share Purchase Plan.
(2)	Mr. Benchimol holds options to purchase 175,050 Common Shares, 72,240 of which are currently exercisable. Mr. Benchimol has acquired 1,142 Common Shares under the Company’s Employee Share Purchase Plan.
(3)	Mr. Meyenhofer holds options to purchase 225,350 Common Shares, of which 72,740 are currently exercisable. In addition, Mr. Meyenhofer has acquired 1,164 Common Shares under the Company’s Employee Share Purchase Plan and 311 Common Shares under the Company’s Swiss Share Purchase Plan.
(4)	Mr. Moore holds options to purchase 182,250 Common Shares, 122,240 of which are currently exercisable.
(5)	Mr. Pabst holds options to purchase 126,225 Common Shares, 77,845 of which are currently exercisable. Mr. Pabst has acquired 1,830 Common Shares under the Company’s Employee Share Purchase Plan.
(6)	Mr. Rollwagen holds options to purchase 26,465 Common Shares, all of which are currently exercisable. In addition, Mr. Rollwagen has been granted 7,628 restricted share units.
(7)	Mr. Baumgartner holds options to purchase 7,125 Common Shares, all of which are currently exercisable. Mr. Baumgartner has been granted 2,029 restricted share units.
(8)	Mr. Baylis holds options to purchase 33,000 Common Shares, all of which are currently exercisable. In addition, Mr. Baylis has been granted 673 Common Shares and 4,343 restricted share units.

(9)	Ms. Hanratty was appointed to the Board in January 2005 and holds no options to purchase Common Shares. Ms. Hanratty has been granted 318 restricted share units.
(10)	Mr. Holsboer holds options to purchase 33,000 Common Shares, all of which are currently exercisable. In addition, Mr. Holsboer has been granted 1,197 Common Shares and 3,650 restricted share units.
(11)	Mr. Montupet holds options to purchase 17,000 Common Shares, all of which are currently exercisable. In addition, Mr. Montupet has been granted 1,416 Common Shares and 2,955 restricted share units.
(12)	Mr. Sautter holds options to purchase 17,000 Common Shares, all of which are vested but of which only 9,000 are currently exercisable. In addition, Mr. Sautter has been granted 3,650 restricted share units.
(13)	Mr. Twomey holds options to purchase 9,000 Common Shares, all of which are currently exercisable. In addition, Mr. Twomey has been granted 4,095 restricted share units.
(14)	Dr. Zech holds options to purchase 17,000 Common Shares, all of which are currently exercisable. In addition, Dr. Zech has been granted 379 Common Shares and 3,774 restricted share units.

Other Beneficial Owners

The following table sets forth information regarding each person (including corporate groups) known by the Company to own of record or beneficially own more than five percent of the Company’s outstanding Common Shares as of the dates indicated below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071, U.S.A.	5,644,150	(1)	10.5%

AXA Financial Inc. 1290 Avenue of the Americas New York, New York 10104, U.S.A.	5,130,111	(2)	9.7%

Capital Group International, Inc. 11100 Santa Monica Blvd Los Angeles, CA 90025, U.S.A.	4,662,500	(3)	8.7%

Lord, Abbett & Co. 90 Hudson Street Jersey City, NJ 07302, U.S.A.	3,967,199	(4)	7.58%

FMR Corp. 82 Devonshire Street Boston, MA 02109, U.S.A.	3,911,538	(5)	7.37%

Capital International Limited 11100 Santa Monica Blvd Los Angeles, CA 90025, U.S.A.	3,202,340	(6)	6.00%

Delaware Management Holdings Co. Inc. One Commerce Square, 2005 Market St. Philadelphia, PA 19103, U.S.A.	2,749,242	(7)	5.18%

(1)	As of December 31, 2004, based on a report on Schedule 13G filed by Capital Research and Management Company (“Capital Research”) with the U.S. Securities and Exchange Commission on February 14, 2005, Capital Research is deemed to be the beneficial owner of 5,644,150 Common Shares.
(2)

As of December 31, 2004, based on a report on Schedule 13G filed by AXA Financial Inc. and others with the U.S. Securities and Exchange Commission on February 14, 2005, AXA Financial Inc. is deemed to be the beneficial owner of 5,130,111 Common Shares. The Schedule 13G filed by AXA Financial Inc. is pursuant to a Joint Filing Agreement among AXA Financial, Inc., AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. The report on Schedule 13G was filed on behalf of each of them.

(3)	As of December 31, 2004, based on a joint statement on Schedule 13G filed by Capital Group International, Inc. (“Capital Group”) and Capital International Limited with the U.S. Securities and Exchange Commission on February 14, 2005, Capital Group does not have investment power or voting power over, but may be deemed to beneficially own, 4,662,500 Common Shares.
(4)	As of December 31, 2004, based on a report on Schedule 13G filed by Lord, Abbett & Co. (“Lord Abbett”) with the U.S. Securities and Exchange Commission on February 14, 2005, Lord Abbett beneficially owns and has sole dispositive power of 3,967,199 Common Shares.
(5)	As of December 31, 2004, based on a report on Schedule 13G filed by FMR Corp. with the U.S. Securities and Exchange Commission on February 14, 2005, FMR Corp. through its control of its subsidiaries is deemed to be the beneficial owner and has sole dispositive power of 3,911,538 Common Shares.
(6)	As of December 31, 2004, based on a joint statement on Schedule 13G filed by Capital Group International, Inc. and Capital International Limited (“Capital International”) with the U.S. Securities and Exchange Commission on February 14, 2005, Capital International is deemed to be the beneficial owner of 3,202,340 Common Shares.
(7)	Based on a report on Schedule 13G filed by Delaware Management Holdings Co. Inc. (“Delaware Mgmt.”) with the U.S. Securities and Exchange Commission on February 9, 2005, Delaware Mgmt. has sole dispositive power of 2,749,242 Common Shares and sole power to vote or to direct the vote for 2,739,927 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. As a practical matter the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

To the Company’s knowledge, based solely on a review of the reports filed and written representations received from the persons subject to Section 16(a), we believe that no other reports were required, and no director or executive officer of the Company failed to file their required reports on a timely basis during 2004.

CORPORATE GOVERNANCE

Board Classification

The Company’s Board of Directors is divided into three classes as follows: the first class, whose term expires at the 2006 annual general meeting of the Company’s shareholders, is comprised of Robert M. Baylis, Jan H. Holsboer and Kevin M. Twomey. The second class, whose term expires at the 2007 annual general meeting of the Company’s shareholders, is comprised of Vito H. Baumgartner, Jean-Paul Montupet and John A. Rollwagen. The third class, whose term expires at the 2005 annual general meeting of the Company’s shareholders, is comprised of Judith Hanratty, Rémy Sautter, Jürgen Zech and Patrick A. Thiele. If elected, Ms. Hanratty and Messrs. Sautter, Thiele and Zech will serve as the third class of directors, and their term will expire at the 2008 annual general meeting of shareholders.

Meetings and Committees of the Board of Directors

The Board of Directors held six meetings in 2004. All directors attended at least 75% of the Board meetings. All directors attended at least 75% of the meetings held by the committees of the Board of which such director was a member. The Board has not appointed a Lead Director as the position of Chairman is held by an independent non-management director. All directors attended the 2004 Annual General Meeting.

Insurance

The Company purchases director and officer insurance. The primary underwriter on the policy is Hartford Fire Insurance Company. The policy period runs from April 1st to March 31st and is currently being negotiated for the period commencing April 1, 2005. The current annual cost of this coverage is $2,036,140.

Communication with Directors

The Company has adopted a process by which shareholders may communicate with the Company’s directors. Any shareholder wishing to do so may write to the Board of Directors at the Company’s principal business address, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of the individual director or the Secretary of the Company. All such correspondence is opened by the Secretary to the Board’s office. The Secretary to the Board reports directly to the Chairman of the Board of Directors, Mr. John A. Rollwagen. All correspondence will be forwarded to the relevant director, except for items unrelated to the functions of the Board of Directors, business solicitations and advertisements.

Significant Board Practices

Executive Session

At every physical board meeting there is an executive session held where Mr. Patrick Thiele, the Chief Executive Officer, is excused. In 2004, four of these sessions occurred. The non-management board members are then at liberty to raise whatever issues they wish. Prior to each meeting the board members are polled by the Secretary to the Board acting for the Chairman about any topics or issues they wish to raise during this executive session.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

Access to Management and Employees

Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating & Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Board Independence and Expertise

All members of the Board of Directors have been determined to be independent with the exception of the Chief Executive Officer, Patrick Thiele, who is the only management member of the Board. In making its independence determinations, the Nominating & Governance Committee considers the NYSE listing standards for independence and reviews a comprehensive list of board memberships and charitable associations for each board member, as updated annually. As a result of this review, the Nominating & Governance Committee determined that with the exception of Mr. Thiele, no director of the Company had a direct or indirect material relationship with the Company and that with the exception of Mr. Thiele all are deemed to be independent directors. If any such relationship were deemed to exist all relevant fees would be disclosed and the Nominating & Governance Committee would make a determination of non-independence. The Board has not appointed a Lead Director as the role of Chairman of the Board is filled by an independent, non-executive director and the Chairman presides at all meetings of the Board of Directors and all executive sessions.

There are no interlocking directorships and none of our independent directors or any of their immediate family receives any consulting, advisory, legal or other non-director fees from the Company.

The Company was party to agreements with Atis Real (a company in which Dr. Zech is a non-executive director) and Barclays Bank PLC (a company in which Dr. Zech is a non-executive director) and their respective affiliates. Each of these agreements is not deemed to be a related party transaction or to impact the independence of Dr. Zech as defined by the New York Stock Exchange. The Board looked at each of the agreements and determined that such transactions were no less favorable to the Company than could have been obtained from third parties that had no relationship with the Company. The Board of Directors determined that the independence of Dr. Zech is not affected.

Each of the transactions are described in further detail below:-

Utilities and Rent

The Company leases office space from Atis Real. Pursuant to the lease agreement, rent expense for the years ended December 31, 2004, 2003 and 2002, aggregated $8.6 million, $5.5 million and $nil, respectively.

Agreements with Barclays Bank PLC

In the normal course of its operations, the Company has entered into certain agreements with Barclays Bank PLC and its subsidiaries (“Barclays”) on market terms. As part of its ART (Alternative Risk Transfer) operations, the Company entered into weather related transactions with Barclays in 2004. All contracts had expired at December 31, 2004. Barclays is also a lending financial institution on the Company’s $700 million three year syndicated, unsecured credit facility. As part of its overall currency risk management, the Company utilized the services of Barclays when entering certain foreign exchange contracts. At December 31, 2004, the Company held convertible bond securities issued by Barclays and invested in an index fund and a money market fund managed by Barclays. In addition, Barclays provided the Company with brokerage and cash management services.

Director Qualifications

The Nominating & Governance Committee is responsible for identifying, reviewing, assessing and recommending to the Board candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee has established director candidate guidelines setting forth criteria that are considered in evaluating the candidacy of any individual as a member of the Board.

Code of Business Conduct and Ethics

The Board of Directors has adopted the PartnerRe Ltd. Code of Business Conduct and Ethics. The Code applies to all directors, officers and employees of the PartnerRe Group of companies. Any specific waiver of the provisions requires approval of the Board of Directors or the Audit Committee, and any waivers must be promptly disclosed to shareholders. There were no amendments to the Code and no waivers in 2004. Any employee, officer or director who violates the Code of Business Conduct and Ethics will be subject to disciplinary action.

The Code of Business Conduct and Ethics was filed with the U.S. Securities and Exchange Commission on Form 8-K in January 2003.

Corporate Governance Principles And Application Guidelines

The Board of Directors of the Company adopted the “Corporate Governance Principles and Application Guidelines”. The governance principles are intended to define how the Board of PartnerRe will operate and reflect the business of the Company and its global practices and representation. The guidelines also include governance mechanics that apply to the practices of the Company’s Board on a day-to-day basis.

The business and affairs of the Company are managed under the direction of the Board of Directors, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. Its practices align management and shareholder interests.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating & Governance Committee and the Human Resources Committee. The following standing committees of the Board are composed of independent directors: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The Board has adopted charters for each of the committees, among other things, to reflect current best practices in corporate governance.

A description of the role of each of the Committees of the Board of Directors and details of their membership are contained below:-

AUDIT COMMITTEE

The Audit Committee consists of five members of the Board of Directors, each of whom is independent of the Company and its management, as defined by the NYSE listing standards and as determined by the Nominating & Governance Committee of the Board. In addition each member meets the financial literacy requirements of the NYSE and has been determined by the Board of Directors to have appropriate accounting and/or financial management experience.

The Audit Committee oversees the financial reporting process and the internal control structure of the Company on behalf of the Board and establishes standards for review of the Company’s compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management, the Company’s Director of Group Internal Audit and the Company’s independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits, and otherwise maintains communications between the Company’s independent registered public accounting firm and the Board of Directors. The Audit Committee also oversees compliance with the Code of Business Conduct and Ethics. The Audit Committee met eight times during the year ended December 31, 2004. The Audit Committee is comprised of Robert M. Baylis, Vito H. Baumgartner, Jan H. Holsboer, Rémy Sautter and Kevin M. Twomey. The Chairman of the Audit Committee, Mr. Robert M. Baylis, meets the definition of an “audit committee financial expert” as adopted by the United States Securities and Exchange Commission and is considered and deemed an “audit committee financial expert” by the Board of Directors.

Mr. Baylis is an independent director and is a qualified Chartered Financial Analyst and currently serves on the Audit Committees of four other public companies. Mr. Baylis retired from CS First Boston in 1996; his current avocation consists of service on these boards and certain charitable activities. The Board has determined that the Company benefits from his experience on the audit committees of the other companies, and that such simultaneous service does not impair his ability to serve effectively on the Company’s Audit Committee. Mr. Baylis has agreed to be designated as the audit committee financial expert for PartnerRe Ltd.

The other members of the Audit Committee are “financially literate” having a broad range of experience in senior executive positions in their respective industries. Mr. Holsboer was a senior executive of ING/Nationale-Nederlanden from 1990 to 1999 and served as a member of the Executive Board of ING Bank. He is currently, amongst other positions Co-Chairman of the Geneva Association Task Force on International Accounting Standards and Vice-Chairman of the Amsterdam Institute of Finance. Mr. Sautter is currently Chairman of the Board of RTL Radio, France and from 1985 to 1996 he served as Vice-Chairman and Managing Director of that company. From July 1996 to June 2000 Mr. Sautter was President and Chief Executive Officer of CLT-UFA Group. Mr. Baumgartner was a Group President and Executive Office member of Caterpillar Inc. Mr. Baumgartner is also a graduate of the Swiss School of Commerce and MIT’s Program for Senior Executives. Mr. Baumgartner serves on the Audit Committee of Northern Trust Global Services Ltd. Mr. Twomey has been the President of The St. Joe Company since January 1999 and the Chief Financial Officer up until March 14, 2005. Mr. Twomey has also been the Chief Operating Officer of The St. Joe Company since February 2000. Mr. Twomey was Vice Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America and was Chief Financial Officer at First Gibraltar Bank.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has discussed with the independent auditors, Deloitte & Touche, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended and as required by S-X Rule 2-07.

The Audit Committee has discussed with the independent auditors whether the auditors’ provision of non-audit related services is compatible with maintaining the auditors’ independence from management and the Company and has received from the independent auditors written disclosures required by the Independence Standards Board Standard No. 1 including written materials addressing the internal quality control procedures of Deloitte & Touche.

During fiscal 2004, the Audit Committee had eight meetings including telephonic meetings to discuss quarterly results. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and the Company’s independent auditors, Deloitte & Touche. Among other things, the Audit Committee discusses with the Company’s independent auditors the overall scope and plans for their respective audits, and the results of such audits. The Audit Committee separately met with the Deloitte & Touche engagement partner, with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and with the independent auditors of the Company. Based on such reviews and discussions the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee

Robert M. Baylis, Chairman

Vito H. Baumgartner

Jan H. Holsboer

Rémy Sautter

Kevin M. Twomey

COMPENSATION COMMITTEE

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards and as determined by the Nominating & Governance Committee of the Board. The Compensation Committee is responsible for all aspects of compensation and benefits policies for the Company’s CEO and other members of the Executive Committee. This includes approving and reviewing performance measures, evaluating performance and reviewing and approving all salary and incentive payments and equity awards for the Company’s CEO and other Executive Committee members. The Compensation Committee is also responsible for management succession for the Executive Committee including the CEO. The Compensation Committee met seven times during the year ended December 31, 2004. The Compensation Committee is currently comprised of Vito H. Baumgartner, Jean-Paul Montupet, Rémy Sautter and Kevin M. Twomey. The Company accepted the resignation of Lucio Stanca, who was a member of the Compensation Committee, from the Board of Directors effective January 28, 2005.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee in 2004 were Lucio Stanca, Vito Baumgartner, Jean-Paul Montupet, Rémy Sautter and Kevin M. Twomey, none of whom is or was an officer or employee of the Company or any of its subsidiaries and all of whom are independent of the Company and its management, as defined by the New York Stock Exchange (“NYSE”) listing standards. There are no Compensation Committee interlocks or related party transactions.

Compensation Committee Report

For ease of reference the Compensation Committee Report on Executive Compensation is on pages 17-20.

FINANCE COMMITTEE

The Finance Committee advises the Board with respect to the Company’s overall risk tolerance and the manner in which the Company’s capital is exposed to losses through reinsurance and investment activities. It monitors and approves the Company’s catastrophe exposure and levels of retrocession and reviews the Company’s reserving policy. In regard to investment activities, it reviews the Company’s asset allocation policy and investment guidelines and monitors investment performance against agreed benchmarks. It also oversees the Company’s balance sheet and capital management policies including new capital raising, capital allocation, dividend payments and capital expenditure. The Finance Committee met five times during the year ended December 31, 2004. The Finance Committee is currently comprised of Jan H. Holsboer, Robert M. Baylis, Judith Hanratty, John A. Rollwagen and Jürgen Zech.

HUMAN RESOURCES COMMITTEE

The Human Resources Committee is responsible for the Company’s compensation philosophy, all forms of non-current monetary compensation (other than for members of the Executive Committee) and the administration of the PartnerRe Ltd. 2003 Non-Employee Director Stock Plan, the Employee Incentive Plan, the Employee Share Purchase Plans and the defined contribution pension plans. It is also responsible for management continuity and development, and it will review and recommend to the Board all executive committee member appointments. The Human Resources Committee met four times during the year ended December 31, 2004. The Human Resources Committee is currently comprised of Vito H. Baumgartner, Jean-Paul Montupet, Rémy Sautter, Patrick A. Thiele and Kevin M. Twomey. The Company accepted the resignation of Lucio Stanca, who was a member of the Human Resources Committee, from the Board of Directors effective January 28, 2005.

NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee is responsible for all aspects of governance including selection and recommendation of director nominees, appointment of Board Committee members, Board Committee structure, Board compensation and the development of and compliance with the Corporate Governance

Principles and Application Guidelines. The Nominating & Governance Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The purpose of the Nominating & Governance Committee is to identify individuals qualified to become Board members and recommend director nominees to the Board for election at the next meeting of shareholders or alternatively recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings. In addition the Nominating & Governance Committee recommends directors for appointment to Board committees and evaluates Board performance. The Committee has in the past retained third party search firm to identify candidates from time to time.

Pursuant to the Nominating & Governance Committee’s charter the Nominating & Governance Committee also oversees and sets compensation for the Company’s directors and develops and recommends to the Board the Corporate Governance Principles and Application Guidelines of the Company and oversees compliance with such Guidelines.

Because of the unique and diversified nature of the work undertaken by the Company, the Nominating & Governance Committee will not consider any proposals put forward by the shareholders for nomination of a director.

The Nominating & Governance Committee has established criteria for membership of the Board and any Board committee. The Nominating & Governance Committee will apply these criteria when recommending individuals for prospective membership on the Company’s Board of Directors and for appointment of directors to the committees of the Board. The criteria include a review of prospective candidates’ qualifications (including a determination as to the independence of the candidate); an evaluation of current directors for re-nomination to the Board or re-appointment to any Board committee; an assessment of the performance of current directors; a periodic review of the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee.

The Nominating & Governance Committee will also consider each director’s individual skills and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, background and experience.

The Nominating & Governance Committee met four times during the year ended December 31, 2004. The Nominating & Governance Committee is currently comprised of John A. Rollwagen, Judith Hanratty, Jean-Paul Montupet and Jürgen Zech. The Company accepted the resignation of Lucio Stanca, who was a member of the Nominating & Governance Committee, from the Board of Directors effective January 28, 2005.

CORPORATE DOCUMENTATION

The Company will furnish, without charge, the following corporate documents (together “Corporate Documentation”) to each person solicited hereunder:

•	Annual Report on Form 10-K for the year ending December 31, 2004

•	Audit Committee Charter

•	Nominating & Governance Committee Charter

•	Finance Committee Charter

•	Compensation Committee Charter

•	Human Resources Committee Charter

•	The Corporate Governance Principles and Application Guidelines

•	The Code of Business Conduct and Ethics

To obtain a copy of any of the Corporate Documentation please submit a written request to the Secretary, PartnerRe Ltd., Chesney House, 96 Pitts Bay Road, Pembroke HM08, Bermuda. Such request may also be made by placing a telephone call to 1-441-292-0888. All of the Corporate Documentation are also available on the Company’s website at www.partnerre.com. In addition, the Company will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to such Annual Report on Form 10-K.

DIRECTOR COMPENSATION

Directors’ compensation guidelines were reviewed and amended effective May 22, 2003 as approved by the Nominating & Governance Committee of the Board. The Nominating & Governance Committee’s objective was to further align interests of directors and shareholders by incenting ownership in the form of share options and restricted share units while maintaining competitive compensation levels.

Directors’ compensation offers a mix of cash and equity compensation for each director and for the chairman. The total compensation package for director service consists of three components:

•	Cash compensation

•	Share Options

•	Restricted Share Units (“RSUs”)

Component	Director Annual Amount	Board Chairman Annual Amount
Cash	$50,000	$155,000
Options	4,500	5,000
Restricted Share Units	$80,000	$90,000
Dividend Equivalents in RSU	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

Equity Components

The share option awards are immediately vested options to purchase Common Shares of PartnerRe Ltd., which are granted each year on the date of the annual general meeting.

The RSUs are immediately vested and awarded on a quarterly basis. Each RSU award has a share delivery date restriction of five years from the date of grant. The delivery date restriction applies regardless of termination of directorship except in the case of death, in which case the shares are immediately deliverable to the named beneficiary or estate. Directors may elect to extend the share delivery date restriction to 10 years or 15 years from the date of grant. Dividend equivalents on cumulative RSU awards are paid out quarterly in the form of additional RSU awards under the same conditions.

All equity awards for the members of the Board are made from the 2003 Non-Employee Director’s Plan (the “2003 Director’s Plan”). A total of 500,000 Common Shares may be issued under the 2003 Director’s Plan.

The 2003 Director’s Plan may be amended or terminated by the Company at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been obtained. Unless terminated earlier, the 2003 Director’s Plan expires on May 22, 2013, the tenth anniversary of its adoption by the Board, and no further share options or RSUs may be granted thereunder after such date.

Elective Equity Incentive

In order to further align director and shareholder interests, the guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation to be paid out in equity. Increased share ownership is further incented by a match of 25% on the value of deferred cash compensation. This value is paid out in RSU awards, which are granted under the same terms and conditions as the other RSU grants.

Compensation for the Chairman of the Board

For services as Chairman of the Board in 2004, the Company granted Mr. Rollwagen equity awards under the approved guidelines of 5,000 options and 5,179 RSUs. For 2004, pursuant to the Elective Equity Incentive, Mr. Rollwagen elected to defer 100% of his cash compensation and was therefore entitled to receive a company match equivalent to 25% of his deferral. The Company match totaled 696 restricted share units.

Chairman of the Board RSU Breakdown	RSUs
Standard Quarterly RSU Award	1,618
Cash Deferral to RSU Award	2,785
Company Match	696
Dividend Equivalents	80
Total	5,179

Management Director’s Fees and Directors Expenses

Mr. Thiele, the Company’s Chief Executive Officer, is the only member of management who serves on the Board of Directors. As an employee of the Company he is not paid any fees or additional compensation for services as Director or as a member of any committee thereof. All directors, including Mr. Thiele, are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was not party to any related transactions. The Board did consider certain director relationships when considering director independence. These relationships are more fully particularised in the Board Independence and Expertise section on pages 10-11.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee determines the salaries and other compensation for the Chief Executive Officer (CEO) and the other members of the Executive Committee (EC). The Compensation Committee consists entirely of independent directors who are not officers or employees of the Company and its subsidiaries. The current members of the Compensation Committee are Jean-Paul Montupet, Remy Sautter, Kevin M. Twomey and Vito H. Baumgartner.

In 2004, the Compensation Committee approved the Executive Total Compensation Program which sets guidelines around executive compensation, stock ownership and net share retention, equity incentives, customization and executive retirement. These guidelines were filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K on March 10, 2005. The compensation of the CEO and members of the EC is reviewed and approved by the Compensation Committee on an annual basis. The compensation package is comprised of three components: Base Salary, Annual Incentive and Annual Equity Awards.

Executive Compensation Philosophy

The Committee has designed an executive compensation program with the following guiding principles:

•	Align the long-term interests of executives and shareholders

•	Establish competitive pay levels on a total compensation basis

•	Clearly link pay with performance

•	Provide flexibility in form and structure to meet individual time horizons

•	Demonstrate good governance and corporate responsibility

•	Encourage retention of CEO and key executives

Base Salary

The Base Salary of each individual executive is reviewed in terms of experience, qualifications, performance and reference to base salary levels of similar positions within a peer group. The peer group consists of companies within our industry with whom we compete for talent. The peer group is reviewed and approved annually by the Compensation Committee.

Annual Incentive

The Annual Incentive is a variable component of compensation based on performance and structured in accordance with the Company’s Annual Incentive Guidelines. Target annual incentives are set for each executive in line with competitive practice. Targets are expressed as a percentage of base salary. The target Annual Incentive for the CEO is 125% of base salary and the target annual incentives for the EC members range from 80% to 100% of base salary.

Performance measures are reviewed and approved annually by the Compensation Committee prior to the beginning of the performance year. Performance measures are comprised primarily of company financial measures of profitability and growth. Non-financial organizational objectives may be assigned by the Compensation Committee. 2004 performance measures for the CEO and EC included financial measures on the Company’s Return on Equity (ROE) results and growth in premiums written over the previous year as well as non-financial measures focusing on the organizational objectives of the performance year.

Each performance measure has a target performance level which correlates to 100% payout of the target Annual Incentive. A performance scale is built around the target level corresponding to Annual Incentive payouts on a range of 0% to 200% of target. Each performance measure is appropriately weighted on an individual basis for each executive.

The CEO and EC may elect to defer a portion of their cash Annual Incentive into restricted share units of PartnerRe Ltd. The restricted share units are immediately vested and have a minimum delivery date restriction of five years from the grant date. PartnerRe Ltd. will match 25% of the deferred cash value in additional restricted share units subject to a 3-year cliff vesting.

Annual Equity Award

The Annual Equity Award is distributed to the executive in stock options and in restricted share units. The stock options vest ratably over a 36-month period while the restricted stock units vest 100% at 36 months from grant. The stock option grant price is equal to the fair market value of the shares on the date of grant.

Stock Ownership Guidelines

The Compensation Committee has set two stock ownership targets for the CEO and the EC members. Once the executive reaches the Total Shares/Equivalents Target, the executive’s Net Share retention requirement (as described below) drops from 100% to 50%. Once the executive reaches both targets, the executive may elect to participate in the Customization part of the program.

	Total Shares/Equivalents as percentage of Shares Outstanding	Total Stockholdings as percentage of Shares Outstanding
CEO	0.2%	1.0%
EC Members	0.05%	0.25%

Total Shares/Equivalents is comprised of the total number of shares owned, restricted stock and restricted stock units. Total Stockholdings is comprised of Total Shares/Equivalents plus all exercisable and unexercisable stock options and share appreciation rights.

Net Share Retention Guidelines

Net Shares are defined as the shares remaining from a transaction after enough shares are sold to pay any option exercise price due and any tax liabilities on the transaction. Prior to reaching the Total Shares/Equivalent Target, the executive is required to retain 100% of the Net Shares received from the exercise of options or vesting of restricted stock units until the Total Shares/Equivalents Target is met. After meeting the Total Shares/Equivalents Target, the executive is required to retain 50% of the Net Shares for a period of three years.

Customization Guidelines

Once both Stock Ownership Targets have been met, the Compensation Committee provides for some flexibility in determining the distribution of the value of the Annual Equity Award. The executive may elect from among several alternatives including combinations of stock options, restricted share units and, in one alternative, a portion paid in cash.

Chief Executive Officer’s Compensation

Mr. Patrick Thiele, President and Chief Executive Officer of the Company, receives compensation in the form of a Base Salary, an Annual Incentive and an Annual Equity Award. Mr. Thiele’s compensation is reviewed and approved by the Compensation Committee.

The Base Salary component of compensation for Mr. Thiele for the year ended December 31, 2004 was $862,688. The Committee awarded Mr. Thiele an Annual Incentive of $1,820,672 for the January to December 2004 performance year. The pre-determined performance criteria reviewed by the Compensation Committee in determining Mr. Thiele’s Annual Incentive included a 70% weighting on the PartnerRe Ltd. Return on Equity, a 10% weighting on Growth in Premiums Written and a 20% weighting on Organizational Objectives as determined and evaluated by the Compensation Committee.

Under the Executive Total Compensation Program, Mr. Thiele elected to receive 50% of his Annual Incentive in cash and 50% in restricted share units. The restricted share units granted in lieu of his cash Annual Incentive totaled 14,470 units which vested 100% immediately and carry a share delivery restriction to be lifted upon termination of employment. Under the Terms of the Executive Total Compensation Program, Mr. Thiele is entitled to a company match of 25% on his deferral of his cash Annual Incentive compensation. The Company match award totaled 3,618 restricted share units which vest 100% at 36 months from grant and carry a share delivery restriction to be lifted upon termination of employment.

The Compensation Committee awarded Mr. Thiele an Annual Equity award consisting of 28,612 restricted share units which vest 100% at 36 months from grant and 100,143 stock options which vest ratably over 36 months. At Mr. Thiele’s request, the Compensation Committee determined to reduce the Annual Equity award by 50,000 stock options under the condition that these stock options be redistributed to employees, other than Section 16 filers, at Mr. Thiele’s discretion.

On November 16, 2004, the Company and Patrick Thiele entered into a Retention Award Agreement. Under the agreement, Mr. Thiele will be entitled to an award of $2,500,000 if the agreement’s retention and performance conditions are met. To fulfill the conditions, Mr. Thiele must remain an employee of the Company until December 31, 2009, and the Company’s GAAP book value must equal or exceed $65.00 per diluted share, as presented in the Company’s 2009 audited financial statements (the “Performance Condition”). The

Compensation Committee may make adjustments to the Performance Condition as it may deem appropriate to preserve the intended benefits of the award, to compensate for, or to reflect, any significant changes that may have occurred during the retention period. Mr. Thiele will receive a pro rata portion of the award if his services are terminated by the Company without cause or by Mr. Thiele with good reason prior to December 31, 2009, provided that the Performance Condition is met on a pro rata basis. Pro rata values for the Performance Condition for each quarterly financial reporting period until December 31, 2009 are set forth in the agreement. The award is forfeited if Mr. Thiele’s service is terminated for cause or by Mr. Thiele without good reason before December 31, 2009. In the event of a change in control, the award is no longer subject to the Performance Condition, but will remain subject to the provision requiring Mr. Thiele to remain employed by the Company until December 31, 2009 to receive the full value of the award.

On November 16, 2004, the Company and Mr. Thiele also entered into a Restricted Stock Unit Award Agreement. Under the agreement, Mr. Thiele was granted an award of 42,582 Restricted Share Units (“RSUs”), each of which represents the right to future delivery of one share of the Company’s stock, which will vest if the same retention and Performance Condition terms as described above are met. Under the agreement, an RSU confers no voting rights, but carries the right to receive dividend equivalents payable in cash. A pro rata portion of the RSUs will vest if Mr. Thiele’s services are terminated by the Company without cause or by Mr. Thiele with good reason prior to December 31, 2009, provided that the Performance Condition is met on a pro rata basis. Pro rata values for the Performance Condition for each quarterly reporting period until December 31, 2009 are set forth in the agreement. The RSUs awarded under the agreement are forfeited if Mr. Thiele’s service is terminated for cause or by Mr. Thiele without good reason before December 31, 2009. In the event of a change in control, the RSUs will be converted into a cash award using the fair market value on the effective date of the change in control. After a change in control, the award is no longer subject to the Performance Condition, but will remain subject to the provision requiring Mr. Thiele to remain employed by the Company until December 31, 2009 to receive the full value of the award.

Annual Compensation Review

Each year the Compensation Committee reviews all elements of compensation and benefits for the CEO and EC members including all compensation and benefits paid to or on behalf of the executive during the year. Additionally the Committee reviews a summary of projected compensation amounts, including company obligations, severance and deferred compensation, under each termination scenario (death, disability, with and without Cause, with and without Good Reason, retirement, and Change in Control). Based on this review, the Committee currently finds the CEO and EC total compensation and projected termination compensation to be reasonable and not excessive.

Compliance with Internal Revenue Code Section 162(m)

As the Company is domiciled in Bermuda, with global operations, none of the Company’s current incentive plans specifically address Section 162(m) of the U.S. Internal Revenue Code. The new employee equity plan presented for shareholder approval at the 2005 Annual General Meeting of Shareholders will, if approved, give the Committee flexibility to structure executive compensation in compliance with such Section 162(m) in the future, should it determine to do so.

Compensation Consultants

The Compensation Committee engages independent consultants and advisors as it deems appropriate in carrying out its duties as outlined in the Committee charter.

Compensation Committee

Jean-Paul Montupet, Chairman

Vito H. Baumgartner, Vice-Chairman

Rémy Sautter

Kevin M. Twomey

EXECUTIVE COMPENSATION TABLES

The following tables summarize compensation paid to the Company’s named executive officers for the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards		All Other Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation*	Restricted Stock Award (6)(7)	Number of Securities Underlying Options Granted	Defined Contribution Pension
Patrick A. Thiele, President & Chief Executive Officer & Director(1)(2)(3)	2004	$862,688	$910,336		$285,052	$2,937,897	50,143	$129,402
	2003	$789,375	$1,875,844		$256,749	$278,150	150,000	$118,404
	2002	$725,000	$1,256,250		$256,857	$—	100,000	$108,750
Albert A. Benchimol, Executive Vice President & Chief Financial Officer	2004	$464,375	$752,000		$234,612	$767,502	42,800	$69,657
	2003	$440,625	$801,025		$219,852	$—	68,000	$66,096
	2002	$412,500	$562,800		$220,991	$—	42,500	$61,875
Bruno Meyenhofer, Chief Executive Officer, PartnerRe Global(4)	2004	$560,714	$964,429		$22,992	$767,502	42,800	$35,197
	2003	$552,083	$1,026,107		$23,086	$—	68,000	$35,425
	2002	$526,190	$778,761		$19,549	$—	42,500	$30,023
Scott D. Moore, Chief Executive Officer, PartnerRe U.S.	2004	$464,375	$794,300		$58,816	$767,502	—	$22,550
			$976,000	(8)
	2003	$440,625	$845,775		$21,169	$—	68,000	$48,469
	2002	$412,500	$646,800		$20,643	$—	42,500	$45,380
Mark Pabst, Former Executive Vice President, Corporate Affairs(5)(9)	2004	$392,750	$528,000		$106,177	$1,258,200	—	$58,914
	2003	$365,250	$555,016		$115,828	$—	58,000	$54,792
	2002	$341,000	$398,056		$113,919	$—	28,000	$58,566

(1)	Mr. Thiele received an annual incentive of $1,820,672 for 2004. Under the terms of the Executive Total Compensation Program Mr. Thiele elected to receive 50% of his cash annual incentive in RSUs (14,470 RSUs immediately vested with a share delivery date restriction to termination/retirement). Pursuant to the Executive Total Compensation Program, 25% of this amount was matched by the Company (3,618 RSUs with a 3 year cliff vest with a share delivery date restriction to termination/retirement).

(2)	Prior to 2004, Mr. Thiele’s employment contract allows him to take up to 50% of his annual incentive in share options that vest immediately. In respect of his 2003 annual incentive, Mr. Thiele elected not to receive options. In respect of his 2002 annual incentive, Mr. Thiele elected to receive 20% in the form of 12,613 options valued at $19.92 each, based on a Black Scholes Valuation.

(3)	As part of Mr. Thiele’s equity award for 2004, he was granted 28,612 RSUs. These RSUs are subject to a 3-year cliff vesting period and will vest on February 10, 2008.

(4)	All of Mr. Meyenhofer’s data was reported in Swiss Francs (except Business Travel and Entertainment Expenses in 2004). An exchange rate of CHF 1.26 to 1 USD was calculated based on the average exchange rate for each quarter in 2004. The exchange rate has been applied to all relevant historical figures for comparative purposes. For 2004, Mr. Meyenhofer’s salary and annual incentive were CHF 706,500 and CHF 1,215,180 respectively. For 2003 Mr. Meyenhofer’s salary and annual incentive were CHF 695,625 and CHF 1,292,895 respectively. For 2002 Mr. Meyenhofer’s salary and annual incentive were CHF 663,000 and CHF 981,240 respectively.

(5)	Mr. Pabst retired effective February 28, 2005.

(6)	RSUs cliff vest 3 years from grant. Dividend equivalents are paid in cash quarterly on the unvested RSUs and on vested RSUs subject to a share delivery restriction.

(7)	This column shows the market value of restricted stock awards as at the date of grant. The market value of PartnerRe stock at market close on December 31, 2004 was $61.94 per share. The aggregate holdings and market value of the Restricted Stock held on December 31, 2004 by the individuals listed in the table are: Mr. Thiele 51,700 RSUs/$3,202,298; Mr. Benchimol RSUs 12,200/$755,668; Mr. Meyenhofer RSUs 12,200/$755,668; Mr. Moore RSUs 12,200/$755,668; Mr. Pabst RSUs 20,000/$1,238,800.

(8)	Mr. Moore did not get any share options for 2004. Mr. Moore was eligible to customize the payout of his equity award value under the Executive Total Compensation Program as he has met the required share ownership targets. Mr. Moore elected to receive his 2004 equity award value in restricted share units and cash. The cash portion is valued at $976,000 and vests ratably over 3 years with an interest rate equal to 3-month treasury bill.

(9)	Mr. Pabst received 20,000 RSUs immediately vested with a 2-year share delivery date restriction.

(*)	Other Annual Compensation comprises the following:

	Other Annual Compensation
Name	Year	Housing Allowance	Payroll Tax Reimbursement	Car Expenses	Club Fees	Welfare & Health Premiums	Tax Filing Assistance	Personal Use of Corporate Aircraft		Salary Deferral & Restoration Plan	Dividend Equivalent on RSUs
Patrick A. Thiele	2004	$198,000	$11,044	$12,741	$4,400	$16,889	$27,500	$—		$—	$14,478
	2003	$198,000	$10,668	$9,444	$3,750	$14,887	$20,000	$—		$—	—
	2002	$198,000	$10,668	$11,429	$2,250	$13,510	$21,000	$—		$—	—
Albert Benchimol	2004	$192,000	$11,044	$1,690	$15,000	$14,878	$—	$—		$—	—
	2003	$192,000	$10,668	$879	$3,000	$13,305	$—	$—		$—	—
	2002	$189,000	$10,668	$3,006	$6,413	$11,904	$—	$—		$—	—
Bruno Meyenhofer	2004	$—	$—	$—	$—	$22,992	$—	$—		$—	—
	2003	$—	$—	$—	$—	$23,086	$—	$—		$—	—
	2002	$—	$—	$—	$—	$19,549	$—	$—		$—	—
Scott D. Moore	2004	$—	$—	$—	$—	$19,860	$10,425	$—		$28,531	—
	2003	$—	$—	$—	$—	$17,419	$3,750	$—		$—	—
	2002	$—	$—	$—	$—	$16,893	$3,750	$—		$—	—
Mark Pabst	2004	$65,679	$11,044	$—	$4,400	$19,489	$—	$5,565	(1)	$—	—
	2003	$84,000	$10,668	$—	$3,000	$18,160	$—	$—		$—	—
	2002	$84,000	$10,668	$—	$1,500	$17,751	$—	$—		$—	—

(1)	The figure for Mr. Pabst’s personal use of the Corporate Aircraft is based on taxable benefit as grossed up. Taxable benefit is $3,562; tax gross-up using a US Federal tax rate of 36% is $2,003.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Common Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
					5%	10%
Patrick A. Thiele	150,000	16.5%	$55.63	24th February 2014	$5,247,811	$13,298,984
Albert A. Benchimol	68,000	7.5%	$55.63	24th February 2014	$2,379,008	$6,028,873
Bruno Meyenhofer	68,000	7.5%	$55.63	24th February 2014	$2,379,008	$6,028,873
Scott D. Moore	68,000	7.5%	$55.63	24th February 2014	$2,379,008	$6,028,873
Mark Pabst	58,000	6.4%	$55.63	24th February 2014	$2,029,154	$5,142,274

(1)	Options were granted under the Employee Equity Incentive Plan with an exercise price equal to the market value of the Company’s Common Shares on the date of grant. The options were granted on February 24, 2004 and all will vest in equal installments on the first, second and third anniversary of the date of grant.
(2)	The potential realizable value is based on the term of the share option. It is calculated assuming that the fair market value of the underlying shares on the date of grant appreciates at projected annual rates compounded annually for the entire term of the option and that the option is exercised on the last day of its term for the appreciated share price. These values are calculated based on requirements of law and do not reflect estimates of our future share price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable	Number of Securities Underlying Unexercised Options at Fiscal Year-End Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End Exercisable (1)	Value of Unexercised in- the-Money Options at Fiscal Year-End Unexercisable (1)
Patrick A. Thiele	—	—	166,039	235,488	$1,613,571	$2,010,253
Albert A. Benchimol	100,000	$2,531,708	28,379	103,871	$299,856	$878,897
Bruno Meyenhofer(2)	50,000	$1,495,000	78,679	103,871	$1,267,255	$878,897
Scott D. Moore	195,427	$5,076,888	68,379	113,871	$737,496	$988,307
Mark Pabst	—	—	44,288	81,937	$462,195	$670,0749

(1)	Calculated based upon a price of $62.33 per share. $62.33 per share was calculated based on the average of the high and low price of the Company’s Common Shares as at December 31, 2004.
(2)	Some of the options granted to Mr. Meyenhofer are subject to a block on exercise. 54,800 options are blocked from exercise for a period of four years from the date of grant and the remaining 64,250 options are blocked from exercise for a period of six years from the date of grant.

Ancillary Information

The following information is provided in addition to that required by SEC rules:

Name	Year	Share Purchase Plan Discount (available to all salaried employees)	Business Travel and Entertainment Expenses (1)
Patrick A. Thiele	2004	$4,557	$168,930
	2003	$5,060	$124,469
	2002	$3,724	$144,507
Albert A. Benchimol	2004	$3,444	$106,163
	2003	$2,977	$87,304
	2002	$2,229	$79,210
Bruno Meyenhofer	2004	$6,682	$135,932
	2003	$7,826	$130,717
	2002	$3,532	$156,151
Scott D. Moore	2004	$Eligible ($0 benefit)	$94,153
	2003	$Eligible ($0 benefit)	$106,643
	2002	$Eligible ($0 benefit)	$82,100
Mark Pabst	2004	$4,688	$75,053
	2003	$5,808	$49,408
	2002	$6,131	$99,428

(1)	In addition, the Company makes available for business use to the Chief Executive Officer access to a private aircraft in which the Company has a fractional interest. The Chief Executive Officer must approve any other business usage of the private aircraft by employees and directors, and as such use was limited in the 2004 fiscal year. The Company’s general policy is not to permit employees, including the Chief Executive Officer, to use such aircraft for personal use. During fiscal 2004, there were limited instances in which personal guests were passengers on business-related flights and in exceptional or emergency situations the aircraft was used for personal travel. In such cases, the individual paid the Company an amount equivalent to the taxable benefit as valued by the Internal Revenue Service. All use of the private aircraft is reported to the Human Resources Committee of the Board on a quarterly basis. The total cost to the Company of operating the aircraft in 2004 was $1.1 million.

Equity Ownership Table

The following table sets forth information as of February 28, 2005:

Name	Options Granted Since Inception	Total Options Vested Less Options Exercised Since Inception	Currently Exercisable Options	Grants of Restricted Shares	Shares Purchased from Company Share Purchase Plans	Other Share Ownership	RSUs
Patrick A. Thiele	451,670	267,027 Nil Exercises	267,027	15,000	1,920	6,900	89,282	(2)
Albert A. Benchimol	275,050	72,240 (100,000)	72,240	—	1,142	—	12,200	(3)
Bruno Meyenhofer(1)	275,350	122,540 (50,000)	72,740	—	1,475	—	12,200	(3)
Scott D. Moore	532,677	122,240 (350,427)	122,240	—	—	31,076	12,200	(3)
Mark Pabst	126,225	77,845 Nil Exercises	77,845	—	1,830	10,239	20,000	(4)

(1)	Of the options granted to Mr. Meyenhofer a portion of them are blocked from exercise for a period of 4 to 6 years from grant.
(2)	The figure is made up as follows: 14,470 immediately vested RSUs, share delivery date on retirement or termination; 32,230 RSUs with a three year cliff vest from date of grant, February 10, 2005; 42,582 unvested RSUs granted pursuant to the Restricted Stock Unit Award Agreement as further detailed on page 20.
(3)	These RSUs are subject to a three year cliff vest from date of grant, February 10, 2005.
(4)	The RSUs are immediately vested with a share delivery date two years from date of grant, February 10, 2005.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

The following is intended to be a summary of the terms of the employment agreements entered into between the Company and each of the executive officers named below.

Patrick A. Thiele

The Company has entered into an employment agreement with Patrick Thiele to serve as the President and Chief Executive Officer of the Company. The agreement was amended by the Board of Directors in February 2002 and details of the amendments have been filed with the Securities and Exchange Commission. Mr. Thiele’s compensation under the revised employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Compensation Committee of the Board of Directors, (ii) an annual incentive determined by the Compensation Committee of the Board of Directors; for guidance purposes, the target incentive would be 125% of Base Salary, (iii) eligibility to participate in the Share Option Plans of the Company and (iv) pension, welfare and fringe benefits.

Mr. Thiele is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business in the service of the Company. The employment agreement has no fixed term. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Thiele is entitled to receive the greater of one year’s base salary plus a bonus equal to the annual incentive paid by the Company in the prior calendar year or two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

In the event of termination of Mr. Thiele’s employment by the Company without “cause” or by Mr. Thiele for “good reason” (as such terms are defined in the agreement), Mr. Thiele will receive his then current base salary for a period of one year plus one-twelfth of the previous year’s annual incentive for twelve months and all options granted to him which remain unvested shall immediately vest. Mr. Thiele will also retain the housing allowance and provision of a motor vehicle in Bermuda shall continue until the earlier of the date Mr. Thiele leaves Bermuda or 3 months after the date of termination. A pro rata bonus for the fiscal year in which he leaves the Company will also be paid to Mr. Thiele. Any accrued salary and benefits through the termination date will also be paid to Mr. Thiele.

In addition the Company entered into a Retention Award Agreement and a Restricted Stock Unit Award Agreement with Mr. Thiele on November 16, 2004. The details of the amendments have been filed with the Securities and Exchange Commission and are more fully particularized in the Compensation Committee Report on Executive Compensation on pages 17-20.

Albert A. Benchimol

The Company has entered into an employment agreement with Albert A. Benchimol to serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement remains in force unless the Company or Mr. Benchimol provides prior written notice of termination of at least twelve months. Mr. Benchimol’s compensation under the agreement includes (i) an annual salary which is subject to review annually for increase at the discretion of the Compensation Committee of the Board of Directors, (ii) an annual incentive determined by the Compensation Committee of the Board of Directors, (iii) participation in a long-term incentive compensation plan of the Company, such awards to be granted at the discretion of the Compensation Committee of the Board of Directors and (iv) pension, welfare and fringe benefits. Mr. Benchimol is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business or in the service of the Company. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Benchimol is entitled to receive compensation and benefits in accordance with the same formula as Mr. Thiele. In the event of termination of Mr. Benchimol’s employment by the Company without “cause” or by Mr. Benchimol for “good reason” (as such terms are defined in the agreement), Mr. Benchimol will receive compensation and benefits in accordance with the same formula as Mr. Thiele.

Scott D. Moore

The Company has entered into an employment agreement with Scott D. Moore to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Moore relocated to New York in October 1998 and became President and Chief Executive Officer of PartnerRe U.S. The basic terms of employment of Mr. Moore as outlined below remain unchanged. The employment agreement remains in force unless the Company or Mr. Moore provides prior written notice of termination of at least twelve months. Mr. Moore’s compensation under the employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board of Directors, (ii) an annual incentive determined by the Human Resources Committee of the Board of Directors, and (iii) pension, welfare and fringe benefits. In the event of termination of Mr. Moore’s employment by the Company without “cause” or by Mr. Moore for “good reason” (as such terms are defined in the agreement), Mr. Moore will receive compensation and benefits in accordance with the same formula as Mr. Thiele. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Moore is entitled to receive two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

Bruno Meyenhofer

The Company has entered into an employment agreement with Bruno Meyenhofer to serve as Executive Vice President of the Company. In February 2002, Mr. Meyenhofer was appointed as Chief Executive Officer, PartnerRe Global. The employment agreement is open ended in time and provides for Mr. Meyenhofer to be awarded a base salary and to be entitled to receive an annual incentive based on performance. Mr. Meyenhofer will also be entitled to participate in the long-term incentive award plan of the Company. In the event of a change of control (as defined in the employment agreement) of the Company, Mr. Meyenhofer is entitled to receive two years of the last base salary and a bonus equal to two times the target rate of annual incentive in the year when the date of termination occurs.

Mark Pabst

The Company entered into an employment agreement with Mark Pabst to serve as Executive Vice President of the Company. The agreement took effect in July 2001 and was an annual arrangement with an automatic one-year renewal period unless notice of termination was given. Mr. Pabst gave notice of retirement from the Company effective February 28, 2005, and his retirement from the Company was pursuant to the terms of his employment agreement. Mr. Pabst’s compensation under the employment agreement included (i) an annual salary which was subject to review annually for increase at the discretion of the Compensation Committee of the Board of Directors of the Company, (ii) an annual incentive determined by the Compensation Committee of the Board of Directors, (iii) participation in a long-term incentive compensation plan of the Company, such awards to be granted at the discretion of the Compensation Committee of the Board of Directors and (iv) pension, welfare and fringe benefits. Mr. Pabst also received 25,000 PartnerRe Ltd. share options at the time of joining the Company, 6,250 of which vested on the date of grant with the remainder vesting in three equal installments on the first, second and third anniversary of the date of grant. Mr. Pabst was also entitled to receive reimbursement from the Company for expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business or in the service of the Company.

Executive Total Compensation Program

In 2004 the Compensation Committee approved the Executive Total Compensation Program, which sets guidelines around executive compensation, stock ownership and net share retention, equity incentives, customization and executive retirement. These guidelines were filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K on March 10, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out details of the Company’s Equity Compensation Plans, both active and expired as at December 31, 2004. In May 2000 the shareholders of the Company approved the establishment of the Company’s Employee Share Purchase Plan (“ESPP”) and authorised the issuance of up to 500,000 shares under the ESPP. In 2002 the Company established the Swiss Share Purchase Plan (“SSPP”) in order to be able to offer a competitive benefit to Swiss employees. The Compensation Committee of the Company approved a reduction in the number of shares available for issue under the ESPP, reducing the number to 300,000 shares in order that 200,000 Shares could be made available for issue under the SSPP. All equity compensation plans utilized by the Company with the exception of the SSPP have been approved by shareholders. The terms of the SSPP are more fully described under the heading “Stock and Stock Option Plans—Swiss Share Purchase Plan” in note 10 to the Company’s financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2004.

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (3)
Equity Compensation Plans Approved by Shareholders	3,555,188	$50.11	2,811,688
Equity Compensation Plans not approved by Shareholders	4,400	—	172,975
TOTAL	3,559,588	$50.11	2,984,663

(1)	Includes 163,965 shares that relate to the 1993 Non-Employee Director Stock Plan and 56,625 shares that relate to the 2003 Non-Employee Director Stock Plan.
(2)	The weighted average exercise price of outstanding options under the 1993 Non-Employee Director Stock Plan is $48.57 per share and under the 2003 Non-Employee Director Stock Plan is $54.60 per share.
(3)	Includes 912,899 shares remaining available for grant under the 2003 Non-Employee Director Stock Plan. Includes 166,597 shares remaining available for issue under the Employee Share Purchase Plan and 172,975 shares remaining available for issue under the Swiss Share Purchase Plan. The 1993 Non-Employee Director Stock Plan expired in August 2003.

As part of the Company’s long-term incentive compensation for executives and employees, the Company maintains the PartnerRe Ltd. Employee Incentive Plan (the “Employee Incentive Plan”). The purpose of the Employee Incentive Plan is to provide a means through which the Company and it subsidiaries may attract and retain key employees upon whom the responsibilities of the successful management of the Company rest, and whose present and potential contributions to the Company are of importance. The Employee Incentive Plan provides a mechanism through which the employees can acquire and maintain stock ownership, thereby strengthening their commitment to the Company and promoting a commonality of interest between the shareholders and key employees.

In February 2005, the Compensation Committee of the Board approved equity awards for the Executive Officers of the Company relating to the 2004 performance year. These awards are reflected in the Summary Compensation Table on page 21 of the Proxy Statement and details were filed with the Securities and Exchange Commission on Form 8-K on February 16, 2005.

In addition, the Compensation Committee also approved a reduction in the number of shares available for grant under the 2003 Non-Employee Directors Plan, reducing the number of commons shares available for issue by 500,000 common shares.

The table below shows the number of shares available for issue under the Company’s equity plans following the actions taken by the Compensation Committee in February 2005.

Equity Plan Summary

	Director’s 1993 Plan	Employee’s 1993 Plan	Employee Share Purchase Plan	Swiss Share Purchase Plans	Director’s 2003 Plan	1996 Employee Incentive Plan	Proposed 2005 Employee Equity Plan	Total
Status	Expired	Expired	Active	Active	Active	Active	Proposed
Effective Date	1993	1993	2000	2002	May, 2003	February, 1996	May, 2005
Expiration	2003	2003	2009	2012	May, 2013	February, 2006	May, 2015
Authorized Shares	800,000	2,000,000	500,000		1,000,000	5,000,000	1,000,000
Share Reallocation			(200,000)	200,000

Shares Available for Grant

December 31, 2004	0	0	166,597	172,975	912,899	1,732,192	n/a	2,984,663

Reduction in Authorized Shares					(500,000)
Executive & Employee Annual Grants						(588,318)

February 28, 2005	0	0	166,597	172,975	412,899	1,143,874	0	1,896,345

Rollover of Shares to 2005 Plan	0	0			0	(1,143,874)	1,143,874	0
New Share Request	0	0			0	0	1,000,000	1,000,000

May 10, 2005 Proposed	0	0	166,597	172,975	412,899	0	2,143,874	2,896,345

The Employee Incentive Plan is the only active equity plan allowing for the issue of long-term incentive equity compensation to employees of the Company. This plan will expire on February 2, 2006 and as of February 28, 2005 there are 1,143,874 shares available for future issuance. The Board has therefore recommended that the shareholders approve a Proposal (Item 2 on the Proxy Card) to approve the 2005 Plan and to reserve one million additional Common Shares for issuance under the Plan.

PERFORMANCE GRAPH

The graph set forth below compares the cumulative shareholder return, including reinvestment of dividends, on the Company’s Common Shares to such return for Standard & Poor’s (“S&P”) 500 Composite Stock Price Index and S&P’s Supercomposite Property-Casualty Index for the period commencing with the effective date of the initial public offering of the Company’s Common Shares on October 28, 1993 and ending on December 31, 2004, assuming $100 was invested on October 28, 1993. Effective January 1, 2002 the S&P Property-Casualty Industry Group Stock Price Index was replaced by the S&P Supercomposite Property-Casualty Index. Total returns for the years before January 1, 2002 continue to be those of the former S&P Property-Casualty Industry Group Stock Price Index. Each measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each year during the period from October 28, 1993 through December 31, 2004. As depicted in the graph below, during this period the cumulative total shareholder return on the Company’s stock was 292.10%, the cumulative total return for the S&P 500 Composite Stock Price Index was 216.97% and the cumulative total return for the S&P Supercomposite Property-Casualty Index was 194.64%.

Comparison of Cumulative Total Return

(1)	Represents October 28, 1993, the effective date of the initial public offering for which the initial price to the public was $20.00 per share.
(2)	Effective from January 1, 2002 the performance benchmark was changed from the S&P Property & Casualty index to the S&P Supercomposite Property & Casualty Index. Total Returns for years before January 1, 2002 continue to be those of the former S&P Property & Casualty Index.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accountant Fees And Services

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2004 and 2003. All services of the Deloitte Entities were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the non-audit services listed below is compatible with maintaining the independence of Deloitte Entities.

	Year Ended December 31
	2004	2003
Audit Fees(1)	$4,042,815	$2,553,126
Audit Related Fees(2)	$1,332,464	$253,400
Tax Fees(3)	$27,500	$44,893
All Other Fees(4)	—	$—
Total	$5,402,779	$2,851,419

(1)	These are fees for professional services rendered by Deloitte Entities for the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings and services related to the Company’s S-3 filings with the Securities and Exchange Commission.
(2)	These are fees for assurance and related services performed by Deloitte Entities that are reasonably related to the performance of the audit or review of the Company’s financial statements but not described in item (1) above. This includes employee benefit plan audits and services with respect to compliance with the Sarbanes-Oxley Act of 2002.
(3)	These are fees for professional services performed by Deloitte Entities with respect to tax compliance, tax advice and tax planning. This includes tax return preparation for certain executives and tax services relating to certain non-U.S. subsidiary companies.
(4)	These are fees for other permissible work performed by Deloitte Entities that does not meet the above category descriptions. This includes pension related work.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte Entities which are further detailed in Appendix II.

PROPOSAL TO ELECT FOUR (4) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2008

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Proxy Card)

At the 2004 Annual General Meeting shareholders of the Company voted to increase the number of directors by one and establish the maximum number of directors at eleven, so creating one vacancy to be filled by the Board. In accordance with the Bye-Laws this vacancy was filled by the Board of Directors with the appointment of Ms. Judith Hanratty on January 1, 2005. In accordance with the resolution adopted at the 2004 Annual General Meeting, Ms. Judith Hanratty is standing for re-election at the 2005 Annual General Meeting. Mr. Stanca’s resignation creates a vacancy on the Board which, for the time being, will not be filled.

At the Annual Meeting, four (4) directors will be elected to hold office for three-year terms until the annual general meeting in the year 2008 or until their successors respective have been duly elected. The Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, for election of the four nominees named below whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Annual Meeting but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual Meeting will be decided by a simple majority of votes cast.

Nominees

The respective ages, business experience and directorships in other companies of the four nominees for election are set forth below. All of the nominees are currently directors of the Company. Messrs. Sautter and Thiele were elected at the 2002 Annual Meeting. As permitted by the Bye-Laws, Dr. Zech was appointed as director by the Board in August 2002 and Ms. Hanratty was appointed as director in January 2005. In both instances, third-party search firms were retained to identify suitable candidates. If elected, all of the nominees will serve a three-year term and will be eligible for re-election in 2008.

Name	Age
Judith Hanratty	61
Rémy Sautter	59
Patrick A. Thiele	54
Jürgen Zech	65

Ms. Judith Hanratty was appointed to the Board on January 1, 2005 and is a member of the Company’s Nominating & Governance Committee and the Finance Committee. From 1986 until 2003, Ms. Hanratty served in various Board and Corporate Secretarial positions for the British Petroleum Group (“BP”) with the final position as Company Secretary for BP from 1994 to 2003. During the time with BP Ms. Hanratty also served as Chairman and Chief Executive Officer of the Tanker Insurance Company, Limited from 1988 to 1995. Ms. Hanratty is currently a Member of the Council of Lloyd’s of London. Ms. Hanratty is a non-executive Director of Partnerships UK plc, Charles Taylor Consulting plc, the British Standards Institution and the Gas and Electricity Markets Authority. Ms. Hanratty is admitted to practice as a barrister in New Zealand, Australia and England (Inner Temple) and is Chairman of the College of Law in England and of the Commonwealth Institute. She is also an Honorary Fellow, and former Trustee, of Lucy Cavendish College, Cambridge and a Fellow of the Royal Society for the Arts, Manufactures and Commerce. Ms. Hanratty was awarded the OBE in 2002 for services to the oil and gas industry in the United Kingdom.

Mr. Rémy Sautter has served as a director of the Company since November 2001 and is a member of the Company’s Audit Committee, Human Resources Committee and Compensation Committee. Mr. Sautter is Chairman of the Board of RTL Radio, France. From 1996 to 2000 Mr. Sautter was President and Chief Executive Officer of CLT-UFA Group. From 1985 to 1996 Mr. Sautter was Vice-Chairman and Managing Director of RTL

Radio, France and in 1989 he was appointed as Managing Director in charge of CLT radio activities. Mr. Sautter is also a Chairman of the Board of Channel 5, UK and serves as a non-executive director of M6 Television (Paris), Pages Jaunes (Paris) and Taylor Nelson Sofres plc. (London) and is on the Board of Advisors of Duke Street Capital (London).

Patrick A. Thiele joined the Company on December 1, 2000 as President and Chief Executive Officer and was appointed to the Board at the same time. He is a member of the Company’s Human Resources Committee. Mr. Thiele was employed by CGNU from 1999 to 2000 and served as Managing Director, Group Office. From 1978 to 1998 Mr. Thiele was employed by The St. Paul Companies and served as President and Chief Executive Officer of the worldwide insurance operations from 1996 to 1998. Prior to that, Mr. Thiele was Chief Financial Officer of The St. Paul Companies from 1991 to 1996. Mr. Thiele was also a member of the Board of Directors of The St. Paul Companies and John Nuveen & Co., its investment subsidiary. Mr. Thiele is on the Board of Overseers of the School of Risk Management and Actuarial Science, St. John’s Campus, New York.

Dr. Jürgen Zech has served as a director since August 2002 and is a member of both the Company’s Nominating & Governance Committee and Finance Committee. At the end of 2001 Dr. Zech retired as Chairman of the Board of Management of the insurance group Gerling-Konzern Versicherungs-Beteiligungs-AG, a post he assumed in 1996, having previously served as Vice-Chairman since 1993. From 1986 Dr. Zech was employed by the reinsurance group Kölnische Rückversicherungs-Gesellschaft AG, Cologne where he served as Chairman of the Board of Executive Directors from 1987 to 1992 and as Vice-Chairman of their subsidiary, Cologne Re, in 1986. Prior to joining Kölnische Rückversicherungs-Gesellschaft AG, Dr. Zech was with Colonia Versicherung AG, Cologne where he served as a member of the Board of Executive Directors from 1975 to 1985. Dr. Zech has retired as a non-executive director from the board of directors of Sauerborn Trust AG and Oviesse GmbH. Dr. Zech serves as a non-executive director of Barclays plc, Barclays Bank plc and Misys plc. Dr. Zech is chairman of Denkwerk GmbH and is also on the Board of Directors of Seeburger AG, Quarzwerk GmbH, ATIS-REAL SA and Adyal SA. Dr. Zech holds a Doctorate in Business Economics from the University of Cologne, an MBA from Insead and is Chairman of the Cultural Initiative of German Industry (BDJ).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR DIRECTORS NAMED ABOVE.

PROPOSAL TO APPROVE THE PARTNERRE LTD. 2005 EMPLOYEE EQUITY PLAN

AND THE RESERVATION OF 1,000,000 ADDITIONAL COMMON SHARES

FOR ISSUANCE UNDER THE 2005 EMPLOYEE EQUITY PLAN

(Item 2 on Proxy Card)

The Company currently maintains equity-based compensation arrangements designed to provide a means by which the Company and its subsidiaries may attract and retain key employees upon whom rest the responsibilities for successful management of the Company. In addition, these arrangements provide a mechanism through which the employees can acquire and maintain share ownership, thereby strengthening their commitment to the Company and aligning the interests of employees and shareholders. The Board of Directors believes that the plans have been effective in meeting these objectives and that, for the Company to continue to attract and retain outstanding individuals at all levels of the Company’s organization, it must continue to have equity plans of these types in place.

The current equity plan maintained by the Company is the PartnerRe Employee Incentive Plan (the “Employee Incentive Plan”). This plan has been in existence since 1996 and it will expire in February 2006. Following the expiry of the Employee Incentive Plan the Company will be unable to issue equity-based compensation. For the reasons stated above the Company believes that the ability to offer equity based compensation will be an important factor for the continued success of the Company and therefore the Company is seeking approval to establish a replacement Plan.

As of February 28, 2005, there were 1,143,874 shares of common stock of the Company available for grant under the Employee Incentive Plan. If approved, the Partner Re Ltd. 2005 Employee Equity Plan (the “2005 Plan”) will become effective on May 10, 2005 and will replace the Employee Incentive Plan for all new grants made after May 2005. The 2005 Plan is being presented for shareholder approval to comply with certain regulatory requirements. If shareholders do not approve the 2005 Plan, it will not be adopted and no grants will be made under it. In addition, following expiry of the Employee Incentive Plan in February 2006, the Company will be unable to issue any equity compensation to its employees.

For full details of the shares currently available for grant under the Company’s equity plans, see the table on page 27.

2005 Employee Equity Plan (the “2005 Plan”)

The proposed 2005 Plan is attached as Appendix I to this Proxy Statement. The principal features of the 2005 Plan are summarized below.

Shares Available for Awards

Shares remaining available for grant under the Employee Incentive Plan in May 2005 will be added to the one million new shares being proposed for approval for issuance under the 2005 Plan, resulting in an estimated initial number of shares of common share available for issuance of 2,143,874 shares. This may be subject to adjustment by the Committee for share splits and other events as described in more detail in the 2005 Plan. If an award under the 2005 Plan is cancelled or forfeited without the delivery of the full number of shares underlying such award, only the net number of shares actually delivered to the Participant will be counted against the 2005 Plan’s authorized shares. If an outstanding award under the Company’s existing equity plans is cancelled or forfeited without the delivery of the number of shares underlying such award, such undelivered shares will also be available for issuance under the 2005 Plan in addition to all other shares authorized for issuance.

Material Features of the 2005 Plan

•	An independent Committee of the Board of Directors will administer the 2005 Plan.

•	Awards under the 2005 Plan may be made in the form of Options (Non-Qualified and ISOs), Restricted Shares, Restricted Share Units and Share Settled Share Appreciation Rights

•	The exercise price of options awarded under the plan will not be less than fair market value at the time of grant.

•	Repricing of options is prohibited.

•	Options will vest ratably over three years on the first, second and third anniversaries of the date of grant.

•	Restricted Share and Restricted Share Units will not vest prior to thirty six months from the date of grant unless: (i) the vesting is performance based, (ii) they are awarded in lieu of a company obligation to pay cash or (iii) or they are issued in connection with the exercise of an option or other award made under the 2005 Plan.

•	Accelerated vesting of any grant may only be made at the discretion of the Committee.

•	The number of shares that may be added back to the plan from net share settlement of share appreciation rights and options is capped at 400,000 shares over the life of the plan.

•	The number of shares that may be awarded as either Restricted Share or Restricted Share Units is capped at 750,000 shares over the life of the plan.

•	Unless specifically provided to the contrary in any award agreement under the 2005 Plan, upon a Change in Control (as defined in the 2005 Plan), all outstanding awards will become fully exercisable, will vest and will be settled, as applicable, and any restrictions applicable to any award shall automatically lapse.

•	The 2005 Plan will expire on the date of the annual meeting of shareholders in 2015.

•	Certain awards to certain senior executives will, if the Compensation Committee intends any such award to qualify as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved: (i) earnings per share, (ii) financial year return on common equity, (iii) underwriting year return on equity, (iv) return on net assets, (v) organizational objectives and (vi) premium growth. The individual maximum number of shares underlying any such share-denominated award granted in any year will be 800,000 shares, and the individual maximum amount earned with respect to any such non-share denominated award granted in any year will be $5,000,000.

New Plan Benefits

Any awards under the 2005 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2005 Plan or that would have been granted during the last fiscal year had the 2005 Plan been in effect.

Tax Matters

The following discussion is a brief summary of the principal U.S. federal income tax consequences under current federal income tax laws relating to awards of Non-Qualified Stock Options and Incentive Stock Options under the 2005 Plan. This information is being presented in order to comply with SEC regulations. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as the Company is domiciled in Bermuda, certain statements of the summary may not be applicable.

Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a Non-Qualified Option, and the Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of a Non-Qualified Option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares received upon the exercise of a Non-Qualified Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

If the 2005 Plan is approved with the reservation of one million additional shares for issuance under the plan, the Company estimates that the cumulative overhang would be not more than 12.5%. This estimate is based upon share data from all director and employee stock award plans, including options and all unvested restricted stock and restricted share units, and including the reduction from 1,000,000 to 500,000 shares authorized under the 2003 Non-Employee Director’s Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE PARTNERRE LTD. 2005 EMPLOYEE EQUITY PLAN AND FOR THE RESERVATION OF ONE MILLION ADDITIONAL COMMON SHARES FOR ISSUANCE UNDER THE PLAN.

PROPOSAL TO APPROVE AN INCREASE IN THE AUTHORISED SHARE CAPITAL OF THE COMPANY FROM US$150,000,000 TO US$200,000,000 BY THE CREATION OF 50,000,000 UNDESIGNATED SHARES PAR VALUE US$1.00 PER SHARE

(Item 3 on Proxy Card)

The Board of Directors proposes and recommends that the shareholders approve an increase in the authorized share capital of the Company from US$150,000,000 to US$200,000,000 by the creation of 50,000,000 undesignated shares of par value US$1.00 each. The Board of Directors may designate and authorize for issue the shares of such undesignated share capital as they deem advisable from time to time.

Pursuant to the Company’s Memorandum of Association, the authorized share capital of the Company currently consists of US$150,000,000, divided into 100,000,000 Common Shares of par value US$1.00 each, 34,800,000 Preferred Shares of par value US$1.00 each and 15,200,000 undesignated shares of par value US$1.00 each. At December 31, 2004 20,800,000 shares designated as Preferred Shares were in issue and 54,854,398 of the shares designated as Common Shares were in issue.

Under Bermuda Company Law, shares repurchased by the Company must be cancelled and are no longer available for issue. In total the Company redeemed and cancelled 14,000,000 preference shares and has repurchased and cancelled 16,178,157 Common Shares. The Company filed a Shelf Registration Statement in 2004 allowing for the issuance of up to US$600,000,000 of securities. This Shelf Registration Statement currently has capacity of US$370,000,000 remaining. The current undesignated authorized and available for issue share capital limits the type of securities that could be issued if and when the Company decides to further draw down on the Shelf Registration Statement.

The Board of Directors of the Company believes that the ability to issue different forms of securities enhances the Company’s corporate financing opportunities. The increase in the authorized share capital will increase flexibility when considering future investment opportunities and acquisitions of other companies and will enhance the effectiveness of the Company’s capital management and structuring in connection with such things as employee benefit plans, share dividends and other corporate purposes.

If approved by the shareholders of the Company, the increase in authorized share capital of the Company will be reflected in a Certificate of Deposit of Memorandum of Increase of Share Capital that will be attached to and will form part of the Company’s Memorandum of Association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE AUTHORISED SHARE CAPITAL OF THE COMPANY FROM US$150,000,000 TO US$200,000,000 BY THE CREATION OF 50,000,000 UNDESIGNATED SHARES PAR VALUE US$1.00 PER SHARE.

PROPOSAL TO RE-APPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE ENSUING PERIOD ENDING WITH THE 2006 ANNUAL GENERAL MEETING AND TO REFER THE DETERMINATION OF AUDITORS’ REMUNERATION TO THE BOARD OF DIRECTORS

(Item 4 on the Proxy Card)

The Board of Directors proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche to serve as the independent registered public accounting firm of the Company until the 2006 annual general meeting. Deloitte & Touche has served as the Company’s independent auditors from the Company’s inception in August 1993 to the present. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE 2006 ANNUAL GENERAL MEETING AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION.

The consolidated financial statements of the Company for the year ended December 31, 2004 contained in the Annual Report and the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2004 are specifically incorporated herein by reference and made a part hereof.

APPENDIX I

PARTNERRE LTD.

2005 EMPLOYEE EQUITY PLAN

Effective May 10, 2005

        Section 1.    PURPOSE

The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in their employ and to provide a means whereby those key employees and other persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain share ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between shareholders and these key employees. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.

        Section 2.    DEFINITIONS

(a) “Award” means, individually or collectively, any award of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Share Units or any Performance Award.

(b) “Award Agreement” means a written agreement or instrument between the Company and a Participant setting forth the specific terms of an Award, which may, but need not, be executed by the Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall occur when (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the then outstanding Common Stock; (ii) individuals who constitute the Board on the effective date of this Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company’s shareholders, was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; and provided further that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office on the effective date of this Plan; (iii) any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions); or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f) “Committee” means such committee of the Board as the Board may appoint to administer the Plan.

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(g) “Common Stock” or “Shares” means the authorized common shares, par value US$1.00 per share, of the Company.

(h) “Company” means PartnerRe Ltd.

(i) “Consultant” means any person, including any advisor, engaged by the Company or a Subsidiary to render consulting, advisory or other services and who is compensated for such services, other than a member of the Board.

(j) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k) “Disqualifying Disposition” means any disposition (including any sale) of Shares acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Shares by exercising the Incentive Stock Option.

(l) “Eligible Person” means an Employee or a Consultant, or, for the purpose of granting Substitute Awards, a holder of options or other equity based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(m) “Employee” means a current or prospective common law employee of the Company or a Subsidiary.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

(o) “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(s) “Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

(t) “Performance Award” means an award, denominated in cash or Shares or any combination thereof, granted pursuant to Section 9 of the Plan and payable only upon the achievement of performance targets, as set forth in Section 9.

(u) “Plan” means the PartnerRe Ltd. 2005 Equity Compensation Plan, as amended from time to time.

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(v) “Restricted Period” means, with respect to any Restricted Share or Restricted Share Unit, the period of time determined by the Committee during which such Restricted Share or Restricted Share Unit is subject to restrictions or forfeiture, as set forth in Section 8 and in the applicable Award Agreement.

(w) “Restricted Share” means a Common Share issued to a Participant pursuant to Section 8.

(x) “Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which Units represents a right to receive the value of a Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(y) “Subsidiary” means any corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

(z) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

        Section 3.    DURATION

The Plan expires on the date of the annual meeting of shareholders in the year 2015, and no further Awards may be made after the expiration thereof. Notwithstanding the expiration of the Plan, the Plan provisions shall continue to govern outstanding Awards until all matters relating to the payment of Awards and administration of the Plan have been settled.

        Section 4.    ADMINISTRATION

The Committee shall have authority to administer the Plan, including, without limitation, the authority to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made;

(d) Determine the duration of each Restricted Period and the conditions to which the payment of Awards may be subject;

(e) Establish and adjudicate the performance goals and Awards consequent thereon for each Restricted Period;

(f) Accelerate the vesting of any outstanding Award, reduce the Restricted Period applicable to any Award and/or extend the period following termination of employment during which an Award may be exercised;

(g) Prescribe the form or forms of Award Agreements; and

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date and type of each Award, the number of Shares underlying each Award, and the duration of any applicable vesting period or Restricted Period.

All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

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The Committee may delegate to the Chief Executive Officer of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any such delegation shall conform to the requirements of the New York Stock Exchange applicable to the Company, and Bermuda corporate law.

Section 5.    ELIGIBILITY.

(a) General. Participation shall be limited to Eligible Persons who have received notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Substitute Awards may be granted to holders of options and other equity-based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(b) Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees.

Section 6.     SHARES AVAILABLE FOR AWARDS.

(a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be [            ] Shares.[1] Notwithstanding the foregoing and subject to adjustment as provided in Section 6(e), (i) no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 500,000 Shares and (ii) the maximum number of Shares with respect to which Awards may be made under Section 8 is 750,000. Awards may be made under Section 8 without regard to such limit if (x) the vesting conditions relating to such Awards are based upon Company or Subsidiary performance measures, (y) such Awards are made in satisfaction of Company obligations to employees that would otherwise be paid in cash or (z) such Awards are issued in connection with the exercise of an Option or other Award hereunder.

(b) If, after the effective date of the Plan, (i) any Shares covered by an Award (other than a Substitute Award), or to which such an Award relates, are terminated, forfeited, or cancelled, or (ii) such an Award otherwise terminates or is settled without the delivery of all the Shares underlying such Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, settlement or cancellation, shall again be, or shall become, available for issuance under the Plan, subject to Section 6(d). Shares becoming available for grant following any such forfeiture, termination, settlement or cancellation, or following an event described in Section 6(c) below, may be regranted as the same type of Award as the original Award, for purposes of the limits on Award types set forth in Section 6(a). For purposes of this Section 6(b), awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards.

(c) In the event that any Option or other Award hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased, subject to Section 6(d), by the number of Shares so surrendered or withheld.

(d) Notwithstanding the foregoing, the number of Shares which may be added back to the Shares authorized for issuance under the Plan pursuant to the provisions of Section 6(b)(ii) and 6(c) shall not exceed 400,000.

(e) Any Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.

1The number to be inserted in this space will be the sum of 1,000,000 and the number of Shares remaining available for grant under PartnerRe’s previous equity award plans as of May 10, 2005. The total number of Shares authorized under this Plan will thus be the total number described in the previous sentence plus any Shares underlying options outstanding under predecessor plans that are forfeited after May 10, 2005 (see the last sentence of Section 6(b) above).

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(f) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 6(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(g) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

Section 7.    OPTIONS.

(a) General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. The provisions of each Option shall be set forth in an Award Agreement, which agreements need not be identical, and each Option shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Term. Subject to Section 7(b)(ii) hereof in the case of certain Incentive Stock Options, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii) Exercise Price. Except in the case of Substitute Awards, the exercise price per Share for each Option shall not be less than the Fair Market Value per Share at the time of grant. Except in connection with an action taken pursuant to Section 6(f), no Option shall be amended or replaced in any manner that would have the effect of reducing the exercise price of such Option established at the time of grant thereof.

(iii) Payment for Stock. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, or adequate provision made therefor, upon exercise of the Options (A) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check, (B) by surrender to the Company of Shares which have a Fair Market Value equal to such aggregate purchase price and which satisfy such other requirements as the Committee may impose, (C) by delivering irrevocable trade instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price, (D) by any combination of (A), (B), or (C) above, or (E) by any other means approved by the Committee.

(iv) Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Award Agreement as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless the Committee shall establish another vesting schedule in accordance with the foregoing, Options shall vest and become exercisable in increments of 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the date of grant.

(b) Special Provisions Applicable to Incentive Stock Options.

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(i) Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted.

(ii) Ten Percent (10%) Shareholders. No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (A) has an exercise price of at least 110 percent of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.

(iii) $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iv) Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.

(c) Net Share Settlement—Share Appreciation Rights. Any Option granted hereunder may contain a provision requiring, or permitting the Participant to elect, that such Option be settled by delivery to the Participant of a number of Shares having a Fair Market Value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof. Any such Award containing such a provision may be denominated a “Share Appreciation Right”. If, and only if, such an Option or Share Appreciation Right is issued to a Participant who is not a United States taxpayer, the value of the Shares otherwise deliverable to the Participant upon such net share settlement of the Option may be delivered in cash.

Section 8.    RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a) The Committee is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend, dividend equivalent or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the restrictions or vesting conditions applicable to an Award of Restricted Shares or Restricted Share Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period (during which period such restrictions or vesting conditions may lapse ratably or on a “cliff” basis) shall consist of not less than 36 months, except that the foregoing restriction shall not apply to such Awards if they meet any of the conditions described in Section 6(a)(x), (y) or (z).

(c) Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

(d) Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the

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applicable restriction period, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Shares or Restricted Share Units. Notwithstanding the foregoing, unless the Committee shall provide otherwise in an Award Agreement, Restricted Share Units shall continue to vest and be settled on the schedule originally determined at the time of grant for the 36 months following termination of employment as a result of retirement.

Section 9.    PERFORMANCE BASED COMPENSATION

(a) The Committee is hereby authorized to grant Performance Awards to eligible Participants under this Section 9, if the Committee intends that any such Award should qualify as “qualified performance based compensation” for purposes of Section 162(m) of the Code. Each Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Underwriting Year Return on Equity, (iii) Financial Year Return on Common Equity, (iv) Organizational Objectives, (v) Earnings Per Share or (vi) Premium Growth. For any Award subject to any such pre-established formula, no more than $5,000,000, or if such Award is denominated in Shares, 800,000 Shares, can be paid or delivered in satisfaction of such Award to any Participant.

(b) For purposes of this Section, the following terms shall have the meanings set forth below:

(i) “Earnings Per Share” shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

(ii) “Financial Year Return On Common Equity” for a period shall mean net income less preferred share dividends divided by total beginning shareholders equity, less amounts, if any, attributable to preferred shares.

(iii) “Underwriting Year Return on Equity” for a period shall mean the present value of underwriting income divided by the business unit capitalization, plus the risk free rate plus any adjustments for taxation, cost of holding capital or prior year development.

(iv) “Return On Net Assets” for a period shall mean net income less preferred share dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(v) “Organizational Objectives” shall mean specific goals established by the Committee relating to operational, non-financial, performance of the Company.

(vi) “Premium Growth” shall mean either an absolute or relative premiums written target on either a gross or net basis.

(c) The Committee shall establish the performance formula for any Performance Award, and shall certify that the requisite performance has been achieved prior to payment thereof, in accordance with the requirements of Section 162(m) and the regulations promulgated thereunder. The Committee shall have the authority to reduce, but not to increase, the amount payable under a Performance Award upon achievement of the performance goals established therefor.

(d) Performance Awards may be paid in cash, Shares or any combination thereof.

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Section 10.    GENERAL

(a) Adjustment of Performance Goals. The Committee may, during any Restricted Period, make such adjustments to performance goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Restricted Period in (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of performance goals used for the calculation of Awards, provided, however, that the Committee may not make any amendment to a Performance Award that is not permitted under Section 162(m) of the Code.

(b) Privileges of Share Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to any of the privileges of share ownership in respect of Shares subject to Awards granted hereunder until such Shares have been duly issued and the Participant has become the record owner thereof.

(c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required and to which the Company is subject. The Company shall use its reasonable efforts to cause the offer and sale of Shares reserved under the Plan to be registered under the U.S. Securities Act of 1933, as amended, on Form S-8 prior to the issuance of any Shares under the Plan.

(d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all applicable income, employment, social security or other taxes required by law to be withheld with respect to such Awards and, in the case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Shares, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Shares. Subject to such restrictions or limitations as the Committee may impose, the Company may accept or withhold Shares of equivalent Fair Market Value in payment of such withholding tax obligations.

(e) Claim to Awards and Employment Rights. Except as may be provided in any Award Agreement, no employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

(g) Designation and Change of Beneficiary. Each Participant may, in accordance with procedures to be established by the Committee, designate in writing one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to Awards granted hereunder, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new such designation. In the event of any issue or question arising in respect of any beneficiary designation, the Company shall be entitled to pay to the Participant’s estate any amounts owing to the Participant under the Plan or any Award.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

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(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability. A Participant’s rights and interest under the Plan or under any Award, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution. Options shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, Awards may be transferable, to the extent provided in the respective Award Agreement, to any person or entity who would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933.

(l) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as may otherwise be specifically provided.

(m) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(n) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Section 11.    EFFECT OF CHANGE IN CONTROL

(a) In the event of a Change in Control, notwithstanding any vesting schedule established by the Committee (i) with respect to an Award of Restricted Shares or Restricted Share Units, the Restricted Period shall expire immediately with respect to the maximum number of Restricted Shares or Restricted Share Units subject to such Award, with effect from the day preceding the date of such change, (ii) all outstanding Options shall immediately vest and become exercisable and (iii) all outstanding Performance Awards shall be paid as if the performance goals established in connection therewith were fully achieved, except to the extent expressly set forth in the applicable Award Agreement.

(b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 12.    NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements providing for the grant of share options, and such arrangements may be either applicable generally or only in specific cases.

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Section 13.    AMENDMENTS AND TERMINATION

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with the requirements of the New York Stock Exchange or applicable law, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any Participant or holder or beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or beneficiary.

(c) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

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APPENDIX II

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte Entities. Specifically, the policies and procedures prohibit Deloitte Entities from performing any services for the Company or its subsidiaries without the prior approval of the Audit Committee, except that the Audit Committee pre-approved the use of Deloitte & Touche for the following categories of audit-related services:

•	Annual audit of the Company’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, report reviews (Form 10-K, annual report, etc.), attendance at Audit Committee meetings, preparation of management letter, use of specialists in connection with the foregoing and other services integral to audits of and expressing opinions on the Company’s financial statements;

•	Assistance related to implementation of new accounting standards;

•	Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of the Company’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Compliance letters, agreed upon procedures, reviews and similar reports related to audited financial statements;

•	Audits of financial statements and transactions included in consolidated financial statements that are used by lenders, filed with government and regulatory bodies and similar reports, including affiliate transaction audits;

•	Services that result from the role of Deloitte Entities as independent auditor such as reviews of SEC filings, consents, letters to underwriters and other services related to financings that include audited financial statements;

•	Assistance in reviews and tests of internal control and other systems;

•	Employee benefit plan audits where fees are paid by the Company;

•	SAS 70 attestation reports;

•	Electronic accounting research services;

•	Foreign statutory audits and other regulatory reports;

•	Assistance with tax accrual related issues;

•	Assistance with tax accounting for specific transactions; and

•	Merger and acquisition due diligence services.

Management is required to provide a quarterly update of useage for each quarterly Audit Committee meeting to show the Audit Committee the use of Deloitte Entities services.

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Other Permitted Services

Specific approval is required from the Audit Committee prior to the appointment of Deloitte Entities to provide the following services;

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services – non-audit related;

•	Employee Benefit consulting;

•	Training; and

•	Tax Services – returns, tax planning and consultation.

Prohibited Services

The following services are services which Deloitte Entities is prohibited from providing;

•	Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements;

•	Appraisal or Valuation Services or Fairness Opinions;

•	Management Functions or Human Resources;

•	Broker-Dealer, Investment Advisor, or Investment Banking Services;

•	Legal Services and Expert Services Unrelated to the Audit;

•	Internal Audit Outsourcing; and

•	Financial Information Systems Design and Implementation.

Audit Committee Review Of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the service, or grouping of related services, including fees, provided by Deloitte Entities; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Audit Committee has approved that the Chairman of the Audit Committee can pre-approve services on behalf of the Audit Committee between meetings should the need arise. In the event this occurs, then the approved services and fees would be included in the quarterly summary for the Audit Committee.

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PARTNERRE LTD.

C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/pre

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

ZPRL11

3493

The Board of PartnerRe Ltd. recommends that shareholders vote “For” the nominees and proposals listed below.

1. To elect four (4) directors to hold office until the annual general meeting of shareholders in the year 2008 or until their respective successors have been duly elected. Nominees: (01) Judith Hanratty, (02) Rémy Sautter, (03) Patrick A. Thiele and (04) Júrgen Zech

For All Nominees

Withhold

For All Except

If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and write the name of the nominee in the space provided above:

PARTNERRE LTD.

THE BOARD OF PARTNERRE LTD. RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES AND PROPOSALS

LISTED HEREON

2. To approve the PartnerRe Ltd. 2005 Employee Equity Plan and the reservation of 1,000,000 additional Common Shares for issuance under the 2005 Employee Equity Plan.

FOR AGAINST ABSTAIN

3. To approve an increase in the authorized share capital of the Company from US$150,000,000 to US$200,000,000 by the creation of 50,000,000 undesignated shares par value US$1.00 per share.

FOR AGAINST ABSTAIN

4. To re-appoint Deloitte & Touche, the independent registered public accounting firm, as the Company’s independent auditors for the ensuing period ending with the 2006 annual general meeting and to refer the determination of auditors’ remuneration to the Board of Directors.

FOR AGAINST ABSTAIN

5. To consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment or adjournments thereof.

FOR AGAINST ABSTAIN

Mark box at right if you plan to attend the Annual General Meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Signature:

Date:

Signature:

Date:

DETACH HERE ZPRL12

PARTNERRE LTD.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with its Annual General Meeting of Shareholders to be held on May 10, 2005

The undersigned shareholder of PartnerRe Ltd. (the “Company”) hereby appoints John A. Rollwagen and Patrick A. Thiele, each the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all the Company’s Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held on May 10, 2005 (the “Annual General Meeting”) and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of the nominees and the approval of the proposals described on the reverse side.

PLEASE COMPLETE, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?